UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AEROVIRONMENT, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Dear Stockholders,

        You are cordially invited to attend the annual meeting of stockholders of AeroVironment, Inc. on September 29, 2011 at 10:30 a.m., in the Madera Room of the Doubletree Hotel at 924 W. Huntington Drive, Monrovia, California 91016. The items of business are:

  (1)
  Election of Joseph F. Alibrandi to serve as a Class II director for a three-year term;

  (2)
  Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2012;

  (3)
  Approval of the amendment and restatement of our 2006 Equity Incentive Plan;

  (4)
  Advisory vote on executive compensation;

  (5)
  Advisory vote regarding the frequency of future advisory votes on executive compensation; and

  (6)
  Transaction of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on August 5, 2011 are entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof.

        Your vote is important. Whether or not you plan to attend the annual meeting in person, I urge you to complete the proxy card and return it promptly.

        Thank you for your support.

Very truly yours,

Timothy E. Conver Chairman and Chief Executive Officer

Monrovia, California
August 22, 2011

YOUR VOTE IS IMPORTANT

AEROVIRONMENT, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:30 a.m. Pacific Time on September 29, 2011.
PLACE:	Doubletree Hotel 924 W. Huntington Dr. Monrovia, California 91016
ITEMS OF BUSINESS:	(1) Election of Joseph F. Alibrandi to serve as a Class II director for a three-year term;
(2) Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2012;
(3) Approval of the amendment and restatement of our 2006 Equity Incentive Plan;
(4) Advisory vote on executive compensation;
(5) Advisory vote regarding the frequency of future advisory votes on executive compensation; and
(6) Transaction of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
RECORD DATE:	You can vote if you were a stockholder of the company at the close of business on August 5, 2011.
MEETING ADMISSION:
Registered Stockholders. Registered stockholders (or their legal representatives) attending the meeting should bring an acceptable form of identification to the meeting, such as a driver's license. Legal representatives should also bring copies of any proxy or power of attorney evidencing the legal representative's right to represent the stockholder at the meeting.

Beneficial Stockholders. Stockholders whose stock is held by a broker or bank (often referred to as "holding in street name") should come to the beneficial stockholders table prior to the meeting. In order to be admitted, beneficial stockholders must bring account statements or letters from their brokers or banks showing that they owned AeroVironment stock as of August 5, 2011. In order to vote at the meeting, beneficial stockholders must bring legal proxies, which they can obtain only from their brokers or banks.
VOTING BY PROXY:
Registered Stockholders. To assure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Instructions for voting by mail are on your proxy card. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the annual meeting.
Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

        This proxy statement is issued in connection with the solicitation of a proxy on the enclosed form by the board of directors of AeroVironment, Inc. for use at our 2011 annual meeting of stockholders. We will begin distributing this proxy statement, a form of proxy and our 2011 annual report on or about August 22, 2011.

By Order of the Board of Directors

Timothy E. Conver, Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 29, 2011

This notice, the accompanying proxy statement, and our 2011 annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended April 30, 2011, are available on our website at http://investor.avinc.com.

AEROVIRONMENT, INC.
2011 PROXY STATEMENT

PROXY STATEMENT	AeroVironment, Inc. 181 W. Huntington Dr., Suite 202 Monrovia, California 91016

        This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by the board of directors of AeroVironment, Inc. for our 2011 annual meeting of stockholders to be held on September 29, 2011, and any adjournments or postponements thereof, for the purposes set forth in the attached notice of annual meeting of stockholders. Our principal executive offices are located at 181 W. Huntington Dr., Suite 202, Monrovia, California 91016. Enclosed with this proxy statement is a copy of our 2011 annual report, which includes our Form 10-K (without exhibits) for the fiscal year ended April 30, 2011. However, the 2011 annual report is not intended to be a part of this proxy statement or a solicitation of proxies. This proxy statement and the accompanying proxy card are first being distributed to stockholders on or about August 22, 2011.

Voting Rights and Outstanding Shares

        Our board of directors has fixed the close of business on August 5, 2011 as the record date for the annual meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof, in person or by proxy. On the record date, there were 22,094,491 shares of our common stock outstanding and entitled to vote at the annual meeting. The holders of our common stock are entitled to one vote per share on any proposal presented at the annual meeting.

Quorum and Voting Requirements

        In order to conduct any business at the annual meeting, a quorum must be present in person or represented by valid proxy. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. In the election of directors, the nominees who receive the highest number of affirmative votes will be elected as directors. All other proposals require the affirmative vote of a majority of the votes cast at the annual meeting. However, if no option regarding the frequency of the stockholder vote on the compensation of our Named Executive Officers as disclosed in this proxy statement receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders.

        Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present, but they will not be counted as votes cast on any matter. Generally, broker non-votes occur when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner. Because abstentions and broker non-votes will not be considered votes cast, they will have no effect on the outcome of any proposal.

        Our board of directors is not aware of any business that may properly be brought before the annual meeting other than those matters described in this proxy statement. However, the enclosed proxy card gives discretionary authority to persons named on the proxy card to vote the shares in their best judgment if any matters other than those shown on the proxy card are properly brought before the annual meeting.

Proxies

        You are requested to complete, sign and date the enclosed proxy card and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR the election of the director nominee listed in Proposal No. 1 for a three-year term, FOR the ratification of the selection of the accounting firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2012, FOR the approval of the amendment and restatement of our 2006 Equity Incentive Plan, FOR the approval of the compensation of the Named Executive Officers (as defined below) as disclosed in this proxy statement, for "EVERY THREE YEARS" regarding the frequency of the stockholder advisory vote to approve the compensation of the Named Executive Officers, and, with respect to any other business which may properly come before the annual meeting or any adjournments or postponements thereof and submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

        To assure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person.

Revocability of Proxy

        Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by filing with our Corporate Secretary at our principal executive offices, 181 W. Huntington Dr., Suite 202, Monrovia, California 91016, a written notice of revocation or a duly executed proxy bearing a later date. A stockholder of record at the close of business on the record date may vote in person if present at the annual meeting, whether or not he or she has previously given a proxy. Attendance at the annual meeting will not, by itself, revoke a proxy.

Solicitation of Proxies

        We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

Voting Results

        We will announce preliminary voting results at the annual meeting. Final official results will be provided in a current report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, within four business days of the meeting (which will be available at www.sec.gov and www.avinc.com).

PROPOSAL NO. 1 ELECTION OF NOMINEE TO THE BOARD OF DIRECTORS

        Our board of directors consists of six members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our board of directors may fill existing vacancies on the board of directors by appointment.

        The term of office of the Class II director will expire at the annual meeting. At the recommendation of the Nominating and Corporate Governance Committee, our board of directors proposes the election of the following nominee as director, which nominee currently serves as a Class II director and was previously appointed by our board of directors:

Joseph F. Alibrandi

        The second Class II director chair became vacant in September 2007 upon the passing of our Founder and former Chairman, Dr. Paul MacCready. No candidate is currently being nominated to fill this vacant position. Mr. Alibrandi has indicated his willingness to serve if elected. If Mr. Alibrandi becomes unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the board may recommend, unless the board reduces the number of directors. There are currently two Class III directors, whose terms expire at the annual meeting of stockholders in 2012, and three Class I directors, whose terms expire at the annual meeting of stockholders in 2013.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominee named above. If the nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies will be voted for such other nominee as shall be designated by the then current board of directors to fill any vacancy. In no event may the proxy holders vote for the election of more than one nominee. We have no reason to believe that the nominee will be unable or unwilling to serve if elected as a director.

        The principal occupation and certain other information about the nominee, our other directors and our executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEE LISTED ABOVE.

PROPOSAL NO. 2 RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our board of directors has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2012. Ernst & Young LLP served as our independent registered public accounting firm in fiscal year 2011. The services provided to us by Ernst & Young LLP for the last two fiscal years are described under the caption "Audit-Related Matters - Fees Paid to Independent Auditors" below. Stockholder approval of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required. Our board believes that obtaining stockholder ratification of the selection of Ernst & Young LLP is a sound governance practice. If the stockholders do not vote on an advisory basis in favor of Ernst & Young LLP, the Audit Committee will reconsider whether to hire the firm and may retain Ernst & Young LLP or hire another firm without resubmitting the matter for stockholders to approve. The Audit Committee retains the discretion at any time to appoint a different independent registered public accounting firm.

        Representatives of Ernst & Young LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR THE RATIFICATION OF SELECTION OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3 APPROVAL OF AMENDMENT AND RESTATEMENT OF 2006 EQUITY INCENTIVE PLAN

Introduction

        Our stockholders are being asked to approve an amendment and restatement of our 2006 Equity Incentive Plan, or the 2006 Plan. The proposed amended and restated 2006 Plan is referred to herein as the Restated Plan. Our board of directors approved the Restated Plan on July 11, 2011, subject to stockholder approval. The Restated Plan will become effective immediately upon stockholder approval at our annual meeting.

        The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached to this proxy statement as Appendix A.

Overview of Proposed Amendments

        The Restated Plan will implement the following changes:

  •
  The number of shares that may be issued under the Restated Plan will be increased by 1,200,000 shares.

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  The term of the Restated Plan will be extended until 2020.

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  The list of performance criteria that may be used by the Compensation Committee of our board of directors for purposes of granting awards under the Restated Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, will be expanded, as described below under "Performance Criteria."

  •
  In order to satisfy the requirements of Section 162(m) of the Code, the annual limits on awards to individuals under the Restated Plan will be clarified and revised so that the maximum number of shares that may be subject to awards granted under the Restated Plan to any individual in any fiscal year may not exceed 2,000,000 shares of common stock and the maximum cash payment any individual can receive in any fiscal year with respect to awards granted under the Restated Plan is $5 million.

        We are also seeking stockholder approval of the material terms of performance goals under the Restated Plan. Stockholder approval of such terms would preserve our ability to deduct compensation associated with future performance-based awards made under the Restated Plan to certain executives. Section 162(m) of the Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the "covered employees"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights qualify as performance-based compensation. Other awards that we may grant under the Restated Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a predetermined period of performance goals selected by the Compensation Committee. The Compensation Committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, the stockholders must approve the material terms of the performance goals every five years. For a discussion of the performance criteria for which approval is being sought, please see the discussion under "Performance Criteria" below.

        We have also made certain other immaterial amendments to the Restated Plan to conform its terms to company practice or changes in applicable law.

        If this Proposal No. 3 is not approved, the Restated Plan will not become effective, and the existing 2006 Plan will remain in effect.

Securities Subject to the Restated Plan

        A total of 3,684,157 shares of our common stock are reserved for issuance under the 2006 Plan. The proposed Restated Plan increases the number of shares available for future awards under the Restated Plan by an additional 1,200,000 shares for a total of 4,884,157 shares. As of August 5, 2011, the aggregate number of shares of common stock subject to outstanding awards under the 2006 Plan was 951,987, and 151,933 shares of common stock have been issued pursuant to the exercise, vesting or settlement of awards under the 2006 Plan. A total of 2,580,237 shares of common stock remained available for future issuance under the 2006 Plan. The foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under "Adjustments Upon Changes in Capitalization."

        In addition, in order to satisfy the requirements of Section 162(m) of the Code, the maximum number of shares which may be subject to awards granted under the Restated Plan to any individual in any fiscal year may not exceed 2,000,000 shares of common stock and the maximum cash payment any individual can receive in any fiscal year with respect to awards granted under the Restated Plan is $5 million.

        To the extent that an award expires, terminates or lapses for any reason, or an award is settled in cash without the delivery of shares of stock to the recipient, any shares subject to the award as to which the award was not exercised will be available for future grant or sale under the Restated Plan. Shares of restricted stock that are forfeited or repurchased by us pursuant to the Restated Plan may again be granted or awarded under the Restated Plan. In addition, shares of common stock that are delivered by the holder, or withheld by us upon the exercise of any award under the Restated Plan, in payment of the exercise or purchase price of such award or tax withholding thereon will be available for future grant or sale under the Restated Plan.

        To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the Restated Plan.

Administration

        The Compensation Committee of our board of directors administers the 2006 Plan. To administer the Restated Plan, our Compensation Committee must consist of at least two members of our board of directors, each of whom is both a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an "outside director" for purposes of Section 162(m) of the Code. Subject to the terms and conditions of the Restated Plan, our Compensation Committee will have the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Restated Plan. Our Compensation Committee will also be authorized to adopt, amend or rescind rules relating to administration of the Restated Plan. Our board of directors may at any time abolish the Compensation Committee and revest in itself the authority to administer the

Restated Plan. The full board of directors will administer the Restated Plan with respect to awards to non-employee directors.

Eligibility

        Our employees, consultants and directors and the employees and consultants of our subsidiaries will be eligible to receive awards under the Restated Plan. As of August 5, 2011, we had 767 employees, 84 consultants and six directors (five of whom are non-employee directors). There were no additional employees or consultants of our subsidiaries who would be eligible to participate in the Restated Plan.

        Our Compensation Committee determines which employees, consultants and directors will be granted awards. No person will be entitled to participate in the Restated Plan as a matter of right nor does any such participation constitute assurance of continued employment or service with us. Only those employees, consultants and directors who are selected to receive grants by our Compensation Committee may participate in the Restated Plan.

Awards Under the Restated Plan

        The Restated Plan provides that our Compensation Committee (or the board of directors, in the case of awards to non-employee directors) may grant or issue stock options (both incentive stock options, or ISOs, and non-qualified stock options, or NQSOs), restricted stock awards, restricted stock units, or RSUs, stock appreciation rights, or SARs, performance share awards, performance share units, dividend equivalents, deferred stock, performance bonus awards, other stock-based awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

        Nonqualified Stock Options.    NQSOs will provide for the right to purchase shares of our common stock at a specified price which may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of our Compensation Committee) in one or more installments after the grant date, subject to the participant's continued employment or service with us and/or subject to the satisfaction of performance targets established by our Compensation Committee (or the board of directors). NQSOs may be granted for any term specified by our Compensation Committee (or the board of directors), but the term may not exceed ten years.

        Incentive Stock Options.    ISOs will be designed to comply with the provisions of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within the ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

        Restricted Stock Awards.    Restricted stock may be granted to participants and made subject to such restrictions as may be determined by our Compensation Committee (or the board of directors). Typically, restricted stock may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions are not met, and they may not be sold or otherwise transferred to third parties until such conditions or restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and certain other rights as a stockholder prior to the time when the restrictions lapse.

        Restricted Stock Units and Deferred Stock.    RSUs and deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by our Compensation Committee (or the board of directors). Like restricted stock, RSUs and deferred stock may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs or deferred stock awards will not be issued until the awards have vested, and a recipient of RSUs or deferred stock generally will have no rights as a stockholder prior to the time when vesting conditions are satisfied.

        Stock Appreciation Rights.    SARs granted under the Restated Plan typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR, which exercise price shall not be less than the fair market value per share of our common stock on the date of grant. Except as required by Section 162(m) of the Code with respect to an SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the Restated Plan on the exercise of SARs or the amount of gain realizable therefrom. Our Compensation Committee (or the board of directors) may elect to pay SARs in cash or in common stock or in a combination of both.

        Dividend Equivalents.    Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs, RSUs or other awards held by the participant.

        Stock Payments.    Stock payments may be authorized by our Compensation Committee (or the board of directors) in the form of common stock or an option or other right to purchase common stock as part of a bonus, deferred compensation or other arrangement. Unless otherwise determined by our Compensation Committee (or the board of directors), stock payments will be made in lieu of all or any part of compensation that would otherwise be payable in cash to the employee or consultant.

        Performance Awards.    Performance awards (i.e., performance share awards, performance stock units, performance bonus awards, performance-based awards and deferred stock) may be granted by our Compensation Committee (or the board of directors) on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in common stock or in a combination of both. Performance awards may include "phantom" stock awards that provide for payments based upon increases in the price of our common stock over a predetermined period. Performance awards may also include bonuses that may be granted by our Compensation Committee (or the board of directors) on an individual or group basis, which may be paid on a current or deferred basis and may be payable in cash or in common stock or in a combination of both.

Performance Criteria

        The Compensation Committee may designate employees as "covered employees" whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The Compensation Committee may grant to such covered employees restricted stock, RSUs, performance awards and stock payments that are paid, vest or become exercisable upon the attainment of company performance criteria that are related to one or more of the following performance goals as applicable to us or any of our subsidiaries, divisions, business units or an individual:

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  net earnings (either before or after interest, taxes, depreciation and amortization);

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  economic value-added;

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  gross or net sales or revenue,

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  net income (either before or after taxes);

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  operating earnings;

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  cash flow (including, but not limited to, operating cash flow and free cash flow);

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  stockholders' equity;

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  return on stockholders' equity;

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  return on assets;

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  return on capital;

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  total stockholder returns;

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  return on sales;

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  gross or net profit or operating margin;

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  operating or other costs and expenses;

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  improvements in expense levels;

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  margins;

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  working capital;

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  earnings per share of common stock;

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  price per share of common stock;

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  implementation or completion of critical projects;

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  market share;

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  comparisons with various stock market indices;

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  capital raised in financing transactions or other financing milestones;

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  market recognition (including, but not limited to, awards and analyst ratings);

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  financial ratios; and

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  implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial or strategic milestones or developments.

        Any of the foregoing performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices; in each case as determined in accordance with applicable accounting standards, if applicable.

        The Compensation Committee may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include one or more of the following:

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  items related to a change in accounting principles;

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  items relating to financing activities;

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  expenses for restructuring or productivity initiatives;

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  non-cash charges, including those relating to share-based awards;

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  other non-operating items;

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  items related to acquisitions or other strategic transactions;

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  items attributable to the business operations of any entity acquired by us during the performance period;

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  items related to the disposal of a business of segment;

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  items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards;

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  items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period;

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  any other items of significant income or expense that are determined to be appropriate adjustments;

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  items relating to unusual or extraordinary corporate transactions, events or developments;

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  items related to amortization of acquired intangible assets;

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  items that are outside the scope of the company's core, on-going business activities;

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  items relating to changes in tax laws;

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  items relating to asset impairment charges;

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  items relating to gains or losses for litigation, arbitration and contractual settlements; or

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  items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Awards Not Transferable

        Awards may generally not be sold, pledged, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. The Compensation Committee (or the board of directors) may allow awards other than ISOs to be transferable to certain permitted transferees. ISOs may not be transferable. If the Compensation Committee (or the board of directors) makes an award transferable, such award shall contain such additional terms and conditions as the Compensation Committee deems appropriate.

Adjustments Upon Changes in Capitalization

        Certain transactions with our stockholders, such as stock splits, spin-offs, stock dividends or certain recapitalizations may affect the number of shares, or the share price, of our common stock (which transactions are referred to collectively as equity restructurings). In the event that an equity restructuring occurs, the Compensation Committee will equitably adjust the class of shares issuable and the maximum number and kind of shares of our common stock subject to the Restated Plan, and will equitably adjust outstanding awards as to the class, number of shares and price per share of our common stock. Other types of transactions may also affect our common stock, such as a dividend or other distribution, reorganization, merger or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and the Compensation Committee determines that an adjustment to the Restated Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the Restated Plan, the Compensation Committee will equitably adjust the Restated Plan as to the class of shares issuable and the maximum number of shares of our common stock subject to the Restated Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of our common stock in such manner as it may deem equitable.

Change of Control

        In the event of a change of control where the acquiror does not assume awards granted under the plan, awards issued under the Restated Plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. Under the Restated Plan, a change of control is generally defined as:

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  the direct or indirect sale or exchange in a single or series of related transactions (other than an offering of our stock to the general public through a registration statement filed with the SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;

  •
  during any two-year period, individuals who, at the beginning of such period, constitute our board of directors together with any new director(s) whose election by our board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors;

  •
  the merger, consolidation, reorganization, or business combination in which the company is a party (whether directly involving the company or indirectly involving the company through one or more intermediaries, other than a merger, consolidation, reorganization, or business combination that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company's outstanding voting securities or a merger, consolidation, reorganization, or business combination after which no person or entity owns 50% of the successor company's voting power); and

  •
  the sale, exchange or transfer of all or substantially all of our assets.

Forfeiture, Recoupment and Clawback Provisions.

        Pursuant to its general authority to determine the terms and conditions applicable to awards under the Restated Plan, the Compensation Committee shall have the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by the company, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Prohibition on Repricing

        Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), neither the board of directors nor the Compensation Committee will, without the approval of the stockholders of the company, authorize the amendment of any outstanding award to reduce its price per share, including any amendment to reduce the exercise price per share of outstanding options or SARs. Furthermore, no award will be canceled and replaced with the grant of an award having a lesser price per share without the further approval of stockholders of the company, which includes the cancellation of outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.

Amendment and Termination of the Restated Plan

        With approval from our board of directors, the Compensation Committee may terminate, amend or modify the Restated Plan. However, stockholder approval of any amendment to the Restated Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any repricing, as described above under "Prohibition on Repricing." If not terminated earlier by the Compensation Committee or the board of directors, the Restated Plan will terminate in 2021.

Securities Laws

        The Restated Plan is intended to conform with all provisions of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3. The Restated Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Federal Income Tax Consequences Associated with the Restated Plan

        The following is a general summary under current law of the material federal income tax consequences to participants in the Restated Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary does not discuss all aspects of income taxation that may be relevant in light of a holder's personal investment circumstances. This summarized tax information is not tax advice.

        Nonqualified Stock Options.    For federal income tax purposes, if an optionee is granted NQSOs under the Restated Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of an NQSO the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a share of common stock on the date each such option is exercised. The optionee's basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

        Incentive Stock Options.    There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of adjustment" for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of common stock received upon exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to us, in each case unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

        An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

        Restricted Stock, Restricted Stock Units and Deferred Stock.    A participant to whom restricted stock, RSUs or deferred stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when RSUs or deferred stock vest and the underlying common stock is issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of RSUs or deferred stock.

        Stock Appreciation Rights.    In the case of SARs granted with an exercise price equal to the fair market value of our common stock on the date of grant, no taxable income is realized upon the receipt of the SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

        Dividend Equivalents.    A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

        Stock Payments.    A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

        Section 162(m) of the Code.    In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the Restated Plan may qualify as "qualified performance-based compensation" for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

        Options and stock appreciation rights granted by the Compensation Committee under the Restated Plan are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. The Restated Plan has been structured with the intent that certain other awards granted under the Restated Plan may, in the discretion of the Compensation Committee, be structured so as to qualify for the "qualified performance-based compensation" exception to the $1 million annual deductibility limit of Section 162(m) of the Code. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

        Section 409A of the Code.    Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with Section 409A of the Code and the Treasury Regulations and other interpretive guidance that may be issued pursuant to Section 409A of the Code.

        If a plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize the compensation deferred under the award as ordinary income when such amounts are vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on the deferred compensation recognized as ordinary income, as well as interest on such deferred compensation.

New Plan Benefits

        As of August 5, 2011, the following individuals and groups of individuals have received the following option grants and awards of restricted stock under the 2006 Plan:

Name	Stock Options Granted (#)	Restricted Stock Units Granted (#)
Timothy E. Conver	98,310	—
Jikun Kim	50,000	16,000
Tom Herring	85,000	14,000
Michael Bissonette	77,000	—
Cathleen Cline	35,000	—
Named Executive Officers as a Group (5 persons)	345,310	30,000
Executive Officers as a Group (5 persons)	345,310	30,000
Non-Executive Directors as a Group (5 persons)	72,500	—
Non-Executive Employees as a Group (178 persons)	239,000	394,220

        All future grants under the Restated Plan are within the discretion of our board of directors or the Compensation Committee and the benefits of such grants are, therefore, not determinable.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
2006 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4 APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, as required pursuant to Section 14A(a)(1) of the Exchange Act, our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

        Although the vote is non-binding, our Compensation Committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create long-term stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The Compensation Committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and appropriate.

        We are asking our stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote "FOR" the following resolution:

    "RESOLVED, that AeroVironment, Inc.'s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in AeroVironment, Inc.'s Proxy Statement for the 2011 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

        OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, "FOR" THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT
TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL NO. 5 FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting regarding whether the stockholder vote to approve the compensation of the Named Executive Officers as required by Section 14A(a)(2) of the Exchange Act (and as described in Proposal No. 4 of this proxy statement) should occur every one, two or three years. Under the rules issued by the SEC relating to the Dodd-Frank Act, or the Rules, stockholders also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

        Although the vote is non-binding, our Compensation Committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the advisory stockholder vote on executive compensation.

        Our board of directors has determined that an advisory stockholder vote on executive compensation every three years is the best approach for us and our stockholders for a number of reasons, including the following:

  •
  Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. As described in the Compensation Discussion and Analysis section below, one of the core principles of our executive compensation program is to ensure management's interests are aligned with our stockholders' interests to support long-term value creation. Accordingly, we grant awards with multi-year service and performance periods to encourage our Named Executive Officers to focus on long-term performance, and recommend a triennial vote which would allow our executive compensation program to be evaluated over a similar time-frame and in relation to our long-term performance.

  •
  A triennial vote will provide us with the time to thoughtfully evaluate and respond to stockholders' sentiments and implement any necessary changes. We carefully review changes to our executive compensation program to maintain the consistency and credibility of the program and to ensure its continued motivation and retention of our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our management team and Compensation Committee sufficient time to thoughtfully consider stockholders' input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to effectively and thoughtfully implement any decisions related to such changes.

  •
  We will continue to engage with our stockholders regarding our executive compensation program during the period between stockholder votes. Engagement with our stockholders is a key component of our corporate governance. We seek and are open to input from our stockholders regarding board and governance matters, as well as our executive compensation program. We believe our stockholders' ability to contact us at any time to express specific views on executive compensation holds us accountable to stockholders and reduces the need for and value of more frequent advisory votes on executive compensation.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE, ON AN ADVISORY BASIS, FOR "EVERY THREE YEARS" REGARDING THE FREQUENCY OF THE ADVISORY STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS REQUIRED BY SECTION 14A(A)(2) OF THE EXCHANGE ACT. PLEASE NOTE: STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE OUR BOARD'S RECOMMENDATION REGARDING THIS PROPOSAL NO. 5.

EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth certain information as of August 5, 2011 about our executive officers and continuing directors, including the person nominated for election at the annual meeting.

Name	Age	Position (Current Class of Director)	Year Current Term as Director Expires
Nominee for Class II Director:
Joseph F. Alibrandi(1)(3)(4)	82	Director (Class II)	2011
Continuing Directors:
Kenneth R. Baker(1)(3)(4)	64	Director (Class I)	2013
Timothy E. Conver(2)	67	President, Chief Executive Officer, Chairman and Director (Class III)	2012
Arnold L. Fishman(1)(2)(3)(4)	66	Director (Class III)	2012
Murray Gell-Mann(1)(3)(4)	81	Director (Class I)	2013
Charles R. Holland	65	Director (Class I)	2013
Other Executive Officers:
Jikun Kim	47	Senior Vice President and Chief Financial Officer
Tom Herring	51	Senior Vice President and General Manager, Unmanned Aircraft Systems
Michael Bissonette	54	Senior Vice President and General Manager, Efficient Energy Systems
Cathleen S. Cline	52	Senior Vice President of Administration

(1)
Member of the Audit Committee.
(2)
Member of the Executive Committee.
(3)
Member of the Compensation Committee.
(4)
Member of the Nominating and Corporate Governance Committee.

        The principal occupations and positions for at least the past five years of our directors, including the director nominee, are as follows:

Class II Nominee for Election to the Board of Directors for a Three-Year Term Expiring in 2014

        Joseph F. Alibrandi has served as a member of our board of directors since 1999. Mr. Alibrandi has served as the Chief Executive Officer of Alibrandi Associates, a money management firm, since 1999 and is the former Chairman and Chief Executive Officer of Whittaker Corporation, a leading designer and manufacturer of a broad range of fluid control devices and systems for both commercial and military aircraft, as well as various industrial applications. Mr. Alibrandi has also served as a director of BancAmerica Corporation, Burlington Northern Santa Fe Corp., Jacobs Engineering, Catellus Development Corp., as Chairman of the Board of the Federal Reserve Bank of San Francisco, the International Policy Committee of the U.S. Chamber of Commerce, the California Business Roundtable's Task Force on Education and as Co-Chairman of President Reagan's Grace Commission. Mr. Alibrandi received a B.S. in mechanical engineering from Massachusetts Institute of Technology. Mr. Alibrandi brings to the board of directors his extensive executive experience with global organizations, as well as his operational, financial and corporate governance expertise.

Class III Directors Whose Terms Will Expire in 2012

        Timothy E. Conver has served as our President since November 1990, as our Chief Executive Officer since 1992, and as a member of our board of directors since 1988. Prior to joining AeroVironment, Mr. Conver served as President of Whittaker Electronic Resources, a supplier of engineered products for military electronics and industrial instrumentation, for ten years. Mr. Conver is a graduate of the University of Montana and received his M.B.A. from the University of California, Los Angeles. Mr. Conver's knowledge of all aspects of the business and its history, combined with his drive for practical innovation and focus on current and future customer needs, position him well to serve as our Chairman, President and Chief Executive Officer.

        Arnold L. Fishman has served as a member of our board of directors since 1998. Mr. Fishman is the Founder of Lieberman Research Worldwide, a leading market research firm in the western United States, Interviewing Service of America, a supplier of market survey services, and Location Production Services, Inc., a firm that co-produces films and arranges specialized financial transactions in Croatia. Mr. Fishman has served as the Chairman of Lieberman Research Worldwide and Interviewing Service of America since 1979 and 1983, respectively. Mr. Fishman received his B.S. in psychology from Brooklyn College. Mr. Fishman brings to the board critical insight into purchasing behaviors and communications and their relationship to successful business decision-making.

Class I Directors Whose Terms Will Expire in 2013

        Kenneth R. Baker has served as a member of our board of directors since 1994. Mr. Baker is currently President and Chief Executive Officer of TechBroker LLC, an independent technology broker in the areas of alternative energy and advanced transportation. Mr. Baker served as President and Chief Executive Officer of the Altarum Institute, a not-for-profit research institution from 1999 through 2007, was the founding Chairman of the United States Advanced Battery Consortium and served in a variety of engineering, research and executive management positions with General Motors Corporation, including Program Manager of the Electrovette and EV1 programs, Vice President of Global Research and Development and Vice President/General Manager of its Distributed Energy business venture. Mr. Baker is a member of the board of directors of Ener1, Inc., serves on the Board of Advisors of Gridpoint, Inc. and is an internationally recognized consultant on business strategy for transportation electrification. Mr. Baker has a B.S. in mechanical engineering from Clarkson University. He has been recognized by A.D. Little as one of the leading research executives in the world and by Ernst and Young as a finalist in the Entrepreneur of the Year competition. Mr. Baker provides a critical contribution to the board of directors reflecting his detailed knowledge of the alternative energy and advanced transportation industry, marketplace and technology.

        Murray Gell-Mann has served as a member of our board of directors since 1971. Dr. Gell-Mann is a Co-Founder of the Santa Fe Institute, which is devoted to the interdisciplinary study of scientific problems related to simplicity and complexity and to adaptation and evolution, where he has served as a Distinguished Fellow since 1993. Dr. Gell-Mann is a Professor Emeritus of Theoretical Physics at the California Institute of Technology, a member of the U.S. National Academy of Sciences, a recipient of the Research Corporation Award and the Franklin Medal of the Franklin Institute and a 1969 Nobel Prize recipient for physics for his work on the theory of elementary particles. Dr. Gell-Mann is also a member of the Council on Foreign Relations and has served on the President's Science Advisory Committee and the President's Council of Advisors on Science and Technology. In addition, as one of the directors (1979 to 2002) of the John D. and Catherine T. MacArthur Foundation, Dr. Gell-Mann helped found the World Resources Institute, which conducts policy studies on global environmental problems. Dr. Gell-Mann received a B.S. in physics from Yale University and a Ph.D. in physics from Massachusetts Institute of Technology. Dr. Gell-Mann brings to the board of directors his unique perspective on and experience with cutting-edge science and research, as well as a deep knowledge of our corporate history and approach to innovation.

        Charles R. Holland has served as a member of our board of directors since May 2004. General Holland retired as Commander, Headquarters U.S. Special Operations Command in November 2003 and currently serves as an independent consultant for various entities. Mr. Holland has been a consultant of AeroVironment since February 2004. Prior to his retirement, Mr. Holland was responsible for all special operations forces of the Army, Navy and Air Force, both active duty and reserve. Mr. Holland entered the United States Air Force in 1968. He has commanded a squadron, two Air Force wings, served as Deputy Commanding General of the Joint Special Operations Command, and was Commander of the Special Operations Command, Pacific. Prior to commanding USSOCOM, he commanded the Air Force Special Operations and was the Vice Commander of U.S. Air Forces in Europe. Mr. Holland serves on the board of directors of SELEX Galileo, Inc., AugustaWestland N.A. Inc., and Protonex Technology Corporation and as an advisor to Cubic Defense Applications Incorporated, General Atomics Technologies Corporation, and Camber Corporation. Mr. Holland has a B.S. in aeronautical engineering from the U.S. Air Force Academy, an M.S. in business management from Troy State University (W. Germany) and an M.S. in astronautical engineering from the Air Force Institute of Technology. Mr. Holland brings to the board of directors his perspective and expertise as a warfighter and senior commander. He offers critical insight into the needs and demands of our Unmanned Aircraft System, or UAS, customers.

Other Executive Officers

        Jikun Kim was appointed as our Senior Vice President and Chief Financial Officer effective June 22, 2010, after serving as Interim Chief Financial Officer since March 31, 2010. Prior to the interim appointment Mr. Kim served as our Vice President and Controller since June 2009. Prior to joining AeroVironment, Mr. Kim served with Raytheon Company, a defense contractor, for more than eight years, most recently as Chief Financial Officer of Raytheon Vision Systems. Raytheon Vision Systems is a world leader in infrared detector technology focused on design and manufacturing infrared detectors for space, tactical and airborne infrared sensors. Mr. Kim received an M.B.A. from Columbia Business School, an M.S. in electrical engineering from the University of California at Los Angeles and a B.S. in electrical engineering from the University of California at Berkeley.

        Tom Herring was appointed as Senior Vice President and General Manager, Unmanned Aircraft Systems, effective March 8, 2010, having previously served as Vice President, Strategy for the same business from November 2008 to December 2009 and then as Vice President, Business Development through March 2010. Prior to joining us, Mr. Herring worked for 27 years with BAE Systems in a succession of positions of increasing responsibility, and most recently as Vice President and General Manager of Integrated Solutions, a BAE Systems business unit with approximately $150 million in annual revenues and approximately 300 employees. Mr. Herring received a B.B.A from Hofstra University and an M.B.A from Pepperdine University.

        Michael Bissonette has served as our Senior Vice President and General Manager, Efficient Energy Systems since 2008. Previously, beginning in September 2007, he served as our Assistant General Manager, Energy Technology Center (which was consolidated with our PosiCharge business in 2008 to form Efficient Energy Systems, or EES). Before joining us, Mr. Bissonette was a Senior Director within multiple organizations at Western Digital Corporation, a designer, developer, manufacturer and seller of hard drives, from 1998 through 2007. As Senior Director for New Product Development at Western Digital Mr. Bissonette supervised all disk drive development programs for the company. Mr. Bissonette has a B.S. in electrical engineering from California State University, Long Beach and an M.B.A. from the University of California, Irvine.

        Cathleen S. Cline served as our Vice President of Administration beginning in 1991 and was named Senior Vice President of Administration in 2008. Prior to joining us, Ms. Cline was the Human Resources Manager at both Whittaker Electronic Resources and the law firm of O'Melveny & Myers LLP. Ms. Cline has a B.S. in psychology and a B.S. in business management from the University of Oregon.

THE BOARD OF DIRECTORS AND GOVERNANCE MATTERS

        Our business affairs are managed under the direction of our board of directors. Directors meet their responsibilities by participating in meetings of the board and board committees on which they sit, by communicating with our Chief Executive Officer and other officers, by reviewing materials provided to them and by visiting our offices and manufacturing locations.

        During our fiscal year ended April 30, 2011, the board of directors met six times, including four regularly scheduled meetings and four special meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the board and the total number of meetings of committees on which he served.

        We encourage, but do not require, our board members to attend the annual meeting of stockholders. Last year, two of our directors attended the annual meeting.

Governance

        Our board of directors adheres to governance principles designed to assure the continued vitality of the board and excellence in the execution of its duties. In December 2006, in preparation for our initial public offering, the board adopted a set of corporate governance guidelines reflecting these principles, including the policies with respect to: (a) requiring a majority of independent directors; (b) identification of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment; and (c) regularly scheduled executive sessions, including a requirement for sessions of non-management directors, without management, at least twice per year and at least one executive session of independent directors per year. Our non-management directors and our independent directors each met four times for executive sessions during fiscal year 2011.

        Stockholders and other interested parties who wish to communicate with our non-management directors should send their correspondence to: AeroVironment Non-Management Directors, c/o AeroVironment Nominating and Corporate Governance Committee, AeroVironment, Inc., 181 W. Huntington Dr., Suite 202, Monrovia, California 91016.

        Our corporate governance guidelines reflect our principles on corporate governance matters. These guidelines are available at http://investor.avinc.com and are available in print to any stockholder who requests them.

Board Leadership Structure & Composition

        Our Nominating and Corporate Governance Committee is responsible for leading the search for qualified individuals for election as directors to ensure the board has the right mix of skills, expertise and background. The board believes that the following attributes are key to ensuring the continued vitality of the board and excellence in the execution of its duties: personal and professional integrity, ethics and values, experience in corporate management, such as serving as an officer of a publicly-held company, and practical and mature business judgment. Each of our directors has these attributes. In identifying potential director candidates, the committee and the board also focus on ensuring that the board reflects a diversity of experiences, backgrounds and individuals. Although the board does not have a formal diversity policy, pursuant to the Policy Governing Director Qualifications and Nominations, as part of its evaluation of potential director candidates and in addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the board of directors, the committee is to consider whether each candidate, if elected, assists in achieving a diversity of expertise and experience in substantive matters pertaining to our business relative to other board members. The Nominating and Corporate gGovernance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director, as well as experience in our industries.

        Our board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major companies with operations inside and outside the United States, as well as experience on other companies' boards, which provides an understanding of different business processes, challenges and strategies. Other directors have experience as leaders of significant academic and research institutions or the U.S. military, which brings unique perspectives to the board and provides insight into issues faced by AeroVironment.

        The committee and the board believe that the above-mentioned attributes, along with the leadership skills and other experiences of its board members described under "Executive Officers and Directors" above, provide us with the perspectives and judgment necessary to guide our strategies and monitor their execution.

        Under our Corporate Governance Guidelines, our board of directors annually reviews the financial and other relationships between the non-management directors and the company as part of its annual assessment of director independence. The Nominating and Corporate Governance Committee makes recommendations to the board about the independence of non-management directors, and the board determines whether those directors are independent. The board uses the definition of independence under The Nasdaq Stock Market LLC, or Nasdaq, listing standards when determining whether its members are independent. Applying those standards, the board has determined that each of the following non-management directors is independent: Joseph F. Alibrandi, Kenneth R. Baker, Arnold L. Fishman and Murray Gell-Mann. The board has determined that Mr. Holland does not qualify as an independent director in view of the payments made to Mr. Holland over the last four years as a consultant to the company. As a result, Mr. Holland does not participate on any committee of the board or in executive sessions of the independent directors. Otherwise, Mr. Holland continues to participate fully in the board's activities and to provide valuable expertise and advice. Timothy E. Conver is not an independent director because he serves as our Chief Executive Officer.

        At present, Mr. Conver serves as our Chairman and Chief Executive Officer. Mr. Conver took on the role of Chairman upon the retirement of our founder and former Chairman, Dr. Paul MacCready, in August 2007. The board currently has four independent directors and believes that this leadership structure is effective for the company. The board does not currently have a lead independent director. The Nominating and Corporate Governance Committee conducts an annual assessment of our corporate governance structures and processes, which includes a review of our board leadership structure and whether combining or separating the roles of Chairman and Chief Executive Officer is in the best interests of our stockholders. At present, our board believes that it is in the stockholders' best interests for the Chief Executive Officer to also serve as Chairman of the Board. The board believes that the combined Chairman and Chief Executive Officer provides a single leader for the company who is understood by our employees, customers, business partners and stockholders as providing strong leadership for the company and possesses the ability and resources to implement our complex business strategy in fast-moving emerging markets with the required agility. In addition, the board believes that Mr. Conver's interest as a significant stockholder is strongly aligned with his fiduciary duty as a director and Chairman of the Board.

Role in Risk Oversight

        Our board of directors is responsible for overseeing our risk management. The board delegates many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management the company's policies with respect to risk assessment and risk management. The committee is chartered to discuss with management our significant risk exposures and the actions management has taken to limit, monitor or control such exposures. In addition to the Audit Committee's work in overseeing risk management, our full board engages in discussions of the most significant risks that we face and how these risks are being managed.

Committees of the Board

        Our board of directors has established four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. Our board of directors may establish other committees to facilitate the management of our business. All of the members of each of these standing committees other than the Executive Committee meet the criteria for independence prescribed by the SEC and Nasdaq.

        Membership of each committee is as follows, with committee chairpersons listed first.

Audit Committee	Nominating and Corporate Governance Committee
Joseph F. Alibrandi	Murray Gell-Mann
Kenneth R. Baker	Joseph F. Alibrandi
Arnold L. Fishman	Arnold L. Fishman

Compensation Committee	Executive Committee
Arnold L. Fishman	Arnold L. Fishman
Kenneth R. Baker	Timothy E. Conver
Murray Gell-Mann

        Effective July 11, 2011, the Board approved the appointment of each of the independent directors to each of the Audit, Compensation, and Nominating and Corporate Governance Committee. Therefore, as of such date, all of our independent directors serve on such committees. The Chairpersons indicated in the table above remain the same.

        Audit Committee.    The board has determined that Mr. Alibrandi qualifies as an audit committee financial expert as defined by the rules of the SEC. Our Audit Committee's main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. This committee's responsibilities include:

  •
  selecting and hiring our independent registered public accounting firm;

  •
  evaluating the qualifications, independence and performance of our independent registered public accounting firm;

  •
  reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

  •
  reviewing the design, adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

  •
  reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

  •
  overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

  •
  reviewing with management and our independent registered public accounting firm our annual and quarterly financial statements;

  •
  reviewing with management and our independent registered public accounting firm any earnings announcements or other public announcements concerning our operating results;

  •
  preparing the audit committee report that the SEC requires in our annual proxy statements; and

  •
  reviewing and approving any related party transactions.

        The Audit Committee held five meetings in fiscal year 2011. The board of directors has adopted a written charter for the Audit Committee, which is available via our website at http://investor.avinc.com. The information contained on our website is not incorporated by reference into, and does not form a part of, this proxy statement.

        The code of business conduct and ethics, or code of conduct, is our code of ethics for directors, executive officers and employees. Any amendment to the code of conduct that applies to our directors or executive officers may be made only by the board or a board committee and will be disclosed on our website. The code of conduct is available at http://investor.avinc.com. The Audit Committee charter and the code of conduct are also available in print to any stockholder who requests them.

        Compensation Committee.    Our Compensation Committee's purpose is to assist our board of directors in determining the development plans and compensation for our senior management and directors and recommend these plans to our board. The Compensation Committee of our board is comprised of three independent directors. The Compensation Committee's responsibilities with respect to executive compensation are:

  •
  to review our compensation philosophy;

  •
  to review and recommend to the board corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives and review and recommend to the board the compensation of our Chief Executive Officer (unless such decisions require approval by our Compensation Committee to the extent such compensation is intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code);

  •
  to review and approve all compensation of our executive officers and all other officers subject to the reporting requirements of Section 16(a) of the Exchange Act;

  •
  to review all executive officers' employment agreements and severance arrangements;

  •
  to review all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans;

  •
  to review and approve the Compensation Discussion and Analysis contained in this proxy statement; and

  •
  to review and approve executive officer indemnification and insurance matters.

        In addition, the Compensation Committee is responsible for the general administration of all executive compensation plans, including:

  •
  setting performance goals for our executive officers and reviewing their performance against these goals;

  •
  approving all amendments to, and terminations of, all compensation plans and any awards under such plans;

  •
  granting awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers; and

  •
  making recommendations to the board with respect to awards for directors under our equity incentive plans.

        The Compensation Committee held eight meetings in fiscal year 2011. The board of directors has adopted a written charter for the Compensation Committee, which is available via our website at http://investor.avinc.com. The charter is also available in print to any stockholder who requests it.

  Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee in fiscal year 2011 were Arnold F. Fishman, Kenneth R. Baker and Murray Gell-Mann. None of the members of our Compensation Committee at any time has been one of our executive officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee's purpose is to assist our board by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. This committee's responsibilities include:

  •
  evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

  •
  administering a policy for considering stockholder nominees for election to our board of directors;

  •
  evaluating and recommending candidates for election to our board of directors;

  •
  overseeing our board of directors' performance and self-evaluation process; and

  •
  reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.

        Our board of directors believes that it should be comprised of directors with varied, complementary backgrounds and that directors should, at a minimum, have expertise that may be useful to the company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.

        When considering candidates for directors, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

  •
  independence from management;

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly held company;

  •
  experience in our industry;

  •
  experience as a board member of another publicly-held company;

  •
  diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

  •
  practical and mature business judgment; and

  •
  the size and composition of the existing board of directors.

        The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:

  •
  a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

  •
  the name of and contact information for the candidate;

  •
  a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

  •
  with respect to each of the proposing stockholder and the candidate, the class and number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record;

  •
  with respect to each of the proposing stockholder and the candidate, any derivative, swap or other transaction, or series of transactions, the purpose or effect of which is to give such party economic risk similar to ownership of shares of our capital stock;

  •
  with respect to each of the proposing stockholder and the candidate, any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any of our shares of capital stock;

  •
  with respect to each of the proposing stockholder and the candidate, any agreement, arrangement, understanding or relationship engaged in, directly or indirectly, to reduce the level of risk of loss to, or increase or decrease the voting power of, such party with respect to our shares of capital stock, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of our shares of capital stock;

  •
  with respect to the proposing stockholder and the candidate, any rights to dividends on any of our shares of capital stock owned beneficially by such party that are separated from our underlying shares of capital stock;

  •
  with respect to each of the proposing stockholder and the candidate, opportunity to profit from, or any performance-related fees such party is entitled to based on the increase or decrease in the value of any of our shares of capital stock;

  •
  all information relating to the proposing stockholder and the candidate that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

  •
  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposing stockholder, on the one hand, and the candidate, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K promulgated under the Exchange Act if such proposing stockholder were the "registrant" for purposes of such rule and the candidate were a director or executive officer of such registrant; and

  •
  a completed and signed questionnaire, representation and agreement with respect to the candidate's background, any voting commitments or compensation arrangements and the candidate's commitment to abide by our corporate governance guidelines.

        In addition, we may require any candidate to furnish such other information as may reasonably be required by us to determine the eligibility of such candidate to serve as an independent director in accordance with our corporate governance guidelines or that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such candidate.

        Before nominating a sitting director for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider:

  •
  the director's performance on the board of directors; and

  •
  whether the director's re-election would be consistent with our governance guidelines.

        The Nominating and Corporate Governance Committee held four meetings in fiscal year 2011. The board of directors has adopted a written charter for the committee, which is available via our website at http://investor.avinc.com. The charter is also available in print to any stockholder who requests it.

        Executive Committee.    Our Executive Committee's purpose is to exercise the powers of the board of directors when the board is not in session, subject to specific restrictions as to powers retained by the full board of directors or delegated to other committees of the board of directors. Powers retained by the full board of directors include those relating to amendments to our certificate of incorporation and bylaws, mergers, consolidations and sales or exchanges involving substantially all of our assets.

        The Executive Committee held one meeting in fiscal year 2011. The board of directors has adopted a written charter for the Executive Committee, which is available via our website at http://investor.avinc.com. The charter is also available in print to any stockholder who requests it.

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

        The general policy of our board of directors is that compensation for non-employee directors should be a mix of cash and equity-based compensation. We do not pay management directors for board service in addition to their regular employee compensation. Our Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The board of directors reviews the Compensation Committee's recommendations and determines the amount of director compensation.

        Our human resources department and Chief Executive Officer support the Compensation Committee in setting director compensation and creating director compensation programs. In addition, the Compensation Committee is empowered to engage the services of outside advisers, experts and others to assist it directly.

        In January 2007, in connection with our initial public offering, our human resources department engaged Compensia, Inc., a national compensation consulting firm, to assist the Compensation Committee in its review of director compensation and provide director compensation data compiled from the annual reports and proxy statements of companies generally considered comparable to us as determined by the Compensation Committee.

        In 2007, our board followed the recommendation of the Compensation Committee and determined non-employee director cash compensation as follows:

Director Responsibilities	Annual Retainer	Meeting Attendance Fee
Board Members	$30,000	$1,000
Audit Committee Member (including Chair)	$—	$1,000
Chair of Audit Committee	$10,000	$—
Nominating and Corporate Governance Committee Member (including Chair)	$—	$500
Chair of Nominating and Corporate Governance Committee	$3,000	$—
Compensation Committee Member (including Chair)	$—	$500
Chair of Compensation Committee	$5,000	$—

        To assist the Compensation Committee in its annual review of director compensation, our human resources department engaged Compensia, Inc. to provide similar comparative information in both May 2010 and 2011. Effective August 1, 2010, non-employee director cash compensation was revised by our board of directors to reflect an annual retainer for board and committee membership and chairman duties as follows:

Director Responsibilities	August 1, 2010- April 30, 2011 Annual Retainer	May 1, 2011- Present Annual Retainer
Board Members	$35,000	$40,000
Chair of Audit Committee	$15,000	$15,000
Audit Committee Member (not including Chair)	$5,000	$5,000
Chair of Nominating and Corporate Governance Committee	$5,000	$5,000
Nominating and Corporate Governance Committee Member (not including Chair)	$2,500	$2,500
Chair of Compensation Committee	$8,000	$8,000
Compensation Committee Member (not including Chair)	$4,000	$4,000

        Annual retainer amounts are paid in four equal annual installments at the beginning of each of our fiscal quarters if the individual is still serving as a director at such time. Meeting attendance fees were paid at the end of each fiscal quarter for the meetings attended during such quarter prior to August 1, 2010.

        We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending board or committee meetings.

        Our current practice is to consider granting each non-employee director stock options upon their initial election or appointment to the board of directors, and annually, as recommended by our Compensation Committee. Directors' options vest in equal annual installments over a five-year period from the date of grant. Vesting accelerates upon the director's death or disability or if the director is not nominated by the board of directors for re-election as a director.

Fiscal Year 2011 Non-Employee Director Compensation Table

        The following table identifies the compensation paid during fiscal year 2011 to each person who is currently a non-employee director. Information regarding the amounts in each column follows the table.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	All Other Compensation ($)		Total ($)
Joseph F. Alibrandi	52,500	22,256	—		74,756
Kenneth R. Baker	39,750	22,256	—		62,006
Arnold L. Fishman	48,000	22,256	—		70,256
Murray Gell-Mann	44,250	22,256	—		66,506
Charles R. Holland	36,750	22,256	210,000	(2)	269,006

(1)
The value of the stock option awards equals their grant date fair value as computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 with respect to options awarded to directors during fiscal year 2011. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Note 8 to the financial statements included in our annual report on Form 10-K for our 2011 fiscal year, as filed with the SEC.

(2)
Consists of consulting fees received by Mr. Holland. See "Certain Transactions and Relationships" below for full description of Mr. Holland's consulting relationship.

        On May 11, 2011, each non-employee director was awarded options to purchase 4,000 shares of our common stock, at an exercise price of $29.79 pursuant to the recommendation of the Compensation Committee.

        The non-employee members of our board who held such positions on April 30, 2011 held the following aggregate number of unexercised options as of such date:

Name	Number of Securities Underlying Unexercised Options
Joseph F. Alibrandi	13,315
Kenneth R. Baker	12,515
Arnold L. Fishman	30,205
Murray Gell-Mann	16,130
Charles R. Holland	59,764

        The following table provides a breakdown of fees earned or paid in cash during fiscal year 2011.

Name	Annual Retainers ($)	Committee Chair Retainer Fees ($)	Board Member Meeting Fees ($)	Committee Member Meeting Fees ($)	Total Fees ($)
Joseph F. Alibrandi	33,750	13,750	3,000	2,000	52,500
Kenneth R. Baker	33,750	—	3,000	3,000	39,750
Arnold L. Fishman	33,750	7,250	3,000	4,000	48,000
Murray Gell-Mann	33,750	4,500	3,000	3,000	44,250
Charles R. Holland	33,750	—	3,000	—	36,750

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

        The Compensation Committee of our board of directors is primarily responsible for determining the annual salaries and other compensation of our executive officers and administering our equity compensation plans. The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis of the 2011 proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in our annual report filed on Form 10-K and this proxy statement.

                            Compensation Committee
                            Arnold L. Fishman
                            Kenneth R. Baker
                            Murray Gell-Mann

        This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:

  •
  Timothy E. Conver, the Chairman of our Board of Directors, President and Chief Executive Officer;

  •
  Jikun Kim, our Senior Vice President and Chief Financial Officer;

  •
  Tom Herring, our Senior Vice President and General Manager, Unmanned Aircraft Systems;

  •
  Michael Bissonette, our Senior Vice President and General Manager, Efficient Energy Systems; and

  •
  Cathleen Cline, our Senior Vice President, Administration.

        We refer to these executive officers collectively in this Compensation Discussion and Analysis as the "Named Executive Officers."

        Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the Compensation Committee arrived at specific compensation policies and decisions involving our Named Executive Officers during fiscal 2011.

Executive Summary

        Our executive compensation program is designed to support our business goals and objectives by providing a link between the total compensation opportunities for our executive officers, including the Named Executive Officers, and the creation of long-term stockholder value. Specifically, our executive compensation program is designed to:

  •
  attract, motivate, and retain superior talent;

  •
  ensure that compensation is commensurate with the company's performance and stockholder returns;

  •
  provide performance awards for the achievement of strategic objectives that are critical to our long-term growth; and

  •
  ensure that our executive officers have financial incentives to achieve substantial growth in stockholder value.

        Our compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary, annual cash incentive bonus awards, long-term incentive compensation payable in cash and restricted stock units for multi-year performance periods, equity awards and other employee benefits. Each of these compensation components serve our interests in different ways and represent a balance between different elements of compensation and differing time periods for different elements. A significant portion of the compensation provided to the Named Executive Officers is based on our performance and the performance of our stock price. This design approach helps align the interests of our executive officers with those of stockholders in seeing long-term increases in the value of our common stock. We have selected these compensation components to create a flexible pay package that reflects the long-term nature of our business and can reward both the short-term and long-term performance of the company and each individual Named Executive Officer. Each element of our executive compensation program is discussed in greater detail below.

        We believe that the total compensation received by our Named Executive Officers relating to fiscal 2011 was appropriate when viewed in light of our corporate achievements during fiscal 2011.

  Fiscal 2011-The Year in Review

        Our fiscal 2011 results were strong when considered against the backdrop of the challenging economic environment in which they were accomplished. Our company's fiscal 2011 accomplishments, guided by our Named Executive Officers, included the following:

  •
  Revenue:  Revenue for the fiscal year ended April 30, 2011 was $292.5 million, compared to $249.5 million for the fiscal year ended April 30, 2010, an increase of 17% or $43 million.

  •
  UAS Revenue:  Revenue attributable to our UAS business for the fiscal year ended April 30, 2011 was $249.8 million, compared to $224.2 million for the fiscal year ended April 30, 2010, an increase of 11% or $25.6 million.

  •
  EES Revenue:  Revenue attributable to our EES business for the fiscal year ended April 30, 2011 was $42.7 million, compared to $25.3 million for the fiscal year ended April 30, 2010, an increase of 69% or $17.4 million.

  •
  Operating Income:  Operating income for the fiscal year ended April 30, 2011 was $34.0 million, compared to $29.9 million for the fiscal year ended April 30, 2010.

  •
  Gross Margin:  Gross margin for the fiscal year ended April 30, 2011 was $117.2 million, compared to $96.8 million for the fiscal year ended April 30, 2010.

  •
  UAS Gross Margin:  Gross margin for our UAS business for the fiscal year ended April 30, 2011 was $99.5 million, compared to $85.2 million for the fiscal year ended April 30, 2010, an increase of 17% or $14.3 million.

  •
  EES Gross Margin:  Gross margin for our EES business for the fiscal year ended April 30, 2011 was $17.6 million, compared to $11.7 million for the fiscal year ended April 30, 2010, an increase of 51% or $6.0 million.

  •
  Strategic Achievements:

  •
  Transition of our digital Puma systems from development into production, spurring increasing customer adoption.

    •
    Successful demonstration of the "Nano-Hummingbird" - the world's first controlled precision hovering and fast-forward flight of a two-wing, flapping wing aircraft that carries its own energy source, and uses only the flapping wings for propulsion and control.

    •
    Deployment of public and private passenger electric vehicle chargers and public charging solutions across 21 states.

    •
    Selection by NRG Energy to provide electric infrastructure products and services to build the nation's first privately-funded electric vehicle charging "ecosystem" for the cities of Houston and Dallas/Ft. Worth.

    •
    Selection by the States of Oregon and Washington to provide electric vehicle charging products and installation for the Interstate 5 "Green Corridor."

    •
    Selection by the State of Hawaii to install up to 320 public electric vehicle charging systems in support of its clean energy goal.

    •
    Receipt of UL approval on key elements of our electric vehicle charging system portfolio.

        In line with our executive compensation program's emphasis on paying for performance, compensation awarded to our Named Executive Officers for fiscal 2011 reflected our financial and strategic results and overall compensation philosophy. In addition, during fiscal 2011, the Compensation Committee also made an important change to our compensation program to reinforce our pay-for-performance philosophy by implementing a long-term incentive compensation program, as described below.

  •
  Modest Base Salary Increases:  During fiscal 2011, our Named Executive Officers received only modest base salary increases, which increases were based on each executive's performance and a position-oriented analysis of peer group salaries.

  •
  Continued and Increased Emphasis on Variable Compensation:  In fiscal 2011, the Compensation Committee continued its practice of awarding the majority of total cash compensation to the Named Executive Officers in the form of variable compensation that is performance-based. Variable compensation is tied to the achievement of performance goals or stock price improvement and includes elements such as annual incentive bonuses, long-term incentive compensation and equity awards and aligns executive compensation with stockholder interests.

  •
  Annual Bonus Plan:  We maintain a formulaic annual cash bonus plan tied to achievement of corporate financial, strategic and individual objectives. Based on the company's performance against our corporate financial objectives, our Named Executive Officers' strong individual performance and the Compensation Committee's determination that the company's strategic achievements warranted a discretionary increase to the annual bonuses above the levels that resulted from application of the bonus formulas, our Named Executive Officers achieved annual bonus payouts ranging from 95.0% to 112.4% of targeted levels.

  •
  Implementation of New Long-Term Incentive Compensation Program:  In addition, during fiscal 2011, the Compensation Committee approved a new long-term incentive compensation program and initial awards under such program intended to reward the achievement of specified financial objectives over a three-year performance cycle. The Compensation Committee established financial targets based on revenue and operating profits for both an interim, two-year performance period (consisting of fiscal years 2011 and 2012) and a three-year performance period (consisting of fiscal years 2011, 2012 and 2013). The Compensation Committee will determine whether payouts have been earned for those performance periods at the end of fiscal 2012 and fiscal 2013, respectively. If payouts are earned, they will be paid 50% in cash and 50% in restricted stock units. The restricted stock units will be subject to an additional two-year vesting period.

  •
  Strong Compensation Policies:

  •
  No Tax Gross-Ups:  We do not provide tax gross-ups with regard to any compensation, benefit or perquisite paid by us to our Named Executive Officers. This also includes any amount or benefit paid to an executive upon a change in control or a termination of employment.

  •
  Independent Compensation Consultant:  With regard to executive compensation matters, the Compensation Committee is advised by an independent compensation consultant.

  •
  No Severance or Change in Control Arrangements:  We do not have formal employment agreements with our Named Executive Officers, nor do we provide them with post-employment payments or benefits upon their termination of employment or upon a change in control of the company.

Compensation-Setting Process

        The Compensation Committee is responsible for overseeing our executive compensation program, as well as determining and approving the ongoing compensation arrangements for our executive officers, including the Named Executive Officers.

        Generally, annual base salary adjustments for our executive officers are determined within the first quarter of each calendar year. Annual cash bonus payouts are made within 75 days of our fiscal year end to synchronize award determinations with the conclusion of our fiscal year and the review of fiscal year financial results. Historically, long-term incentive awards have been made at the discretion of the Compensation Committee. Compensation adjustments in connection with changes in duties and/or other material changes in the primary assumptions forming the basis of a compensation decision will continue to be made as required by circumstances throughout the fiscal year.

  Role of Our Chief Executive Officer

        Typically, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our executive officers (except with respect to his own compensation), including base salary levels, target annual cash bonus opportunities, bonus payouts under the prior fiscal year's annual bonus plan, and long-term incentive compensation levels, with the assistance of our Senior Vice President, Administration. He also provides recommendations for the corporate and business segment financial objectives and individual performance objectives used in our annual cash bonus plan and long-term incentive compensation program. He supports his recommendations with competitive market data developed by our human resources department and by reviewing historical performance of each executive officer with the Compensation Committee. Although the Compensation Committee carefully considers the recommendations of our Chief Executive Officer when determining the compensation of our executive officers, it bases its decisions on the collective judgment of its members after considering the input of its compensation consultant and any relevant supporting data.

        While our Chief Executive Officer attends meetings of the Compensation Committee, the committee meets outside the presence of our Chief Executive Officer when discussing his compensation. Decisions with respect to our Chief Executive Officer's compensation are made by the Compensation Committee, subject to the approval of the independent members of our board of directors (unless such decisions require approval by our Compensation Committee to the extent such compensation is intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code).

        The Compensation Committee may delegate and grant authority to our Chief Executive Officer and/or a committee of executive officers to grant awards under the company's equity incentive plan to the employees holding positions below the level of Vice President.

  Role of Compensation Consultant

        The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the oversight of our executive compensation program. In fiscal 2011, the Compensation Committee did not independently engage an executive compensation advisor, but relied upon the engagement of Compensia, Inc., a national compensation consulting firm, by management to provide executive compensation advisory service, including an executive officer compensation assessment and a board of directors' compensation review. Compensia, Inc. did not provide any non-compensation-related services to us during fiscal 2011.

  Competitive Market Data

        Each year, the Compensation Committee reviews the executive compensation practices of a group of companies in the technology sector determined to be comparable to us based on their size and public company status. The fiscal 2011 peer group consisted of the following companies:

Astronics Corporation Cbeyond, Inc. Ceradyne, Inc. Ducommun DigitalGlobe, Inc. GeoEye, Inc. GenCorp Herley Industries, Inc. iRobot Corporation	KVH Industries, Inc. ATI Ladish LMI Aerospace, Inc. NCI, Inc. Stanley, Inc. II-VI Incorporated TransDigm Group Inc. ViaSat, Inc.

        The Compensation Committee uses the information derived from this review in two ways: to assist it in determining the appropriate level and reasonableness of total compensation, as well as each separate component of compensation, for our executive officers and to ensure that the compensation we offer to them is competitive and fair.

        The Compensation Committee has adopted a general approach of compensating our executive officers with base salaries commensurate with the experience and expertise of the individual executive and competitive with the median base salaries of executives at comparable companies that we consider to be our peers. To reward our executive officers for their contributions to the achievement of pre-established annual corporate and business segment financial performance objectives linked to the company's annual operating plan, the Compensation Committee sets annual cash bonus opportunities at a level designed to ensure that, when actual bonus payouts are added to the executive officer's base salary, the total annual cash compensation for above-average performance will exceed the average total cash compensation level of executives at comparable companies that we consider to be our peers. The Compensation Committee has adopted this approach in recognition of the aggressive nature of the company's annual operating plan.

        With respect to long-term incentive compensation opportunities, the Compensation Committee generally sets the target award levels so that, assuming achievement of the financial objectives established for a performance period, the total compensation for our Named Executive Officers will exceed the median total compensation of comparable executives at the companies in our peer group by 20-40%. The Compensation Committee believes that this approach is consistent with the high level of growth generally reflected in such financial objectives.

        The Compensation Committee exercises its discretion in setting the compensation of our executive officers. As a result, the total compensation (or any particular component of compensation) received by an executive officer may differ materially from the amounts paid by comparable companies that we consider to be our peers. In addition to competitive market data, in making its compensation decisions, the Compensation Committee also considers an executive officer's position, tenure with the company, individual and organizational performance, our retention needs, and internal pay equity.

Executive Compensation Program Components

        The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.

  Base Salary

        We use base salaries to provide our executive officers, including the Named Executive Officers, with a fixed amount of compensation for their regular work. Typically, the Compensation Committee reviews the base salaries of our executive officers at the beginning of each calendar year, as well as at the time of a promotion or other change in responsibilities. Base salary adjustments generally go into effect within the first quarter of each calendar year. Base salary adjustments are based on an evaluation of an executive officer's position, tenure with our company, individual and organizational performance, our retention needs, and internal pay equity. In addition, to ensure that the base salaries of our executive officers are competitive and appropriate, the Compensation Committee reviews the salaries of executives holding comparable positions at the companies in our peer group.

        In light of the considerations discussed above, for fiscal year 2011, the annual base salaries of our Chief Executive Officer, Chief Financial Officer, Senior Vice President of Unmanned Aircraft Systems, Senior Vice President of Efficient Energy Systems, and Senior Vice President, Administration were, $486,675, $260,000, $260,000, $260,000, and $230,006, respectively. These base salaries represented increases of 2%, 13%, 24%, 6% and 2%, respectively, over fiscal 2010 base salary levels. We review base salaries by looking at external and internal equity. During fiscal year 2011, Jikun Kim was promoted from Vice President and Controller to Senior Vice President and Chief Financial Officer. Tom Herring was promoted from UAS Vice President of Business development to Senior Vice President and General Manager, UAS. Based on the external and internal salary data, the base salaries for these two executives were increased to a base salary of $260,000 which placed each of them between the 25th percentile and median of the peer group market data. Tim Conver's and Cathleen Cline's salaries were similarly increased to the median based compensation point of the peer group market data.

        We believe that the base salaries paid to our Named Executive Officers during our fiscal year 2011 helped to achieve our executive compensation objectives, compare favorably to our peer group and, in light of our overall compensation program, are at or near the median salary of the executives holding comparable positions at companies in our peer group.

  Annual Cash Bonuses

        We believe that a significant portion of overall cash compensation of our executive officers, including the Named Executive Officers, should be "at risk" (that is, contingent upon the successful implementation of our annual operating plan). Annual cash bonuses represent a portion of this "at risk" compensation. We use these annual cash bonus opportunities to motivate our executive officers to achieve our short-term financial and strategic objectives while making progress towards our longer-term growth and other goals.

        Typically, at the end of the fiscal year the Compensation Committee determines whether to pay cash bonuses to our executive officers, including the Named Executive Officers, based on its assessment of our financial results and consideration of each executive officer's individual performance during the fiscal year. While the decision to make bonus payouts and any amounts payable are made in the sole discretion of the Compensation Committee, in making its determinations the Compensation Committee considers input from our Chief Executive Officer, as well as its evaluation of the expected and actual performance of each executive officer, his or her individual contributions and responsibilities, and market conditions.

      Setting Baseline Bonus Levels

        Initially, the Compensation Committee establishes a "baseline bonus level" for each executive officer, which is expressed as a percentage of his or her base salary. In setting these baseline bonus levels, which are intended to provide a competitive level of cash compensation when we meet our annual operating plan and the individual executive officer meets his or her individual performance objectives, the Compensation Committee considers the cash compensation of executives holding comparable positions at the companies in our peer group.

        Generally, the Compensation Committee sets the baseline bonus levels so that, assuming achievement of the corporate financial and individual performance objectives at targeted levels, when actual bonus payouts are added to the executive officer's base salary, the total annual cash compensation for above-average performance will exceed the average total cash compensation level of executives at comparable companies that we consider to be our peers. The Compensation Committee believes that this approach is consistent with the high level of growth generally reflected in such corporate and individual performance objectives.

      Establishing Performance Measures and Goals

        At the beginning of each fiscal year, the Compensation Committee identifies one or more corporate performance measures and establishes a specific performance target level for each measure for purposes of calculating the amount of the maximum permissible bonus for each executive officer.

        In the event that the target level for any corporate performance measure is not met, then no bonus may be paid to any executive officer. If the target levels for the applicable corporate performance measures are met, then our executive officers will be considered to have earned the maximum permissible bonus, subject to reduction in the discretion of the Compensation Committee. Pursuant to this "negative discretion," the Compensation Committee may reduce (but cannot increase) the amount of the bonus payout for any executive officer based on such factors as the Compensation Committee may determine, including, but not limited to, the achievement of one or more pre-established financial and strategic goals, which may be quantitative or qualitative in nature, as well as the baseline bonus level for each executive officer.

      Reviewing Performance Results

        At the end of the fiscal year, the Compensation Committee reviews our actual performance against the target levels set for each of the corporate performance measures established at the beginning of the year. If these target levels have been met, then the Compensation Committee uses its discretion to reduce the maximum permissible bonus for each executive officer as follows:

  •
  A portion of the maximum permissible bonus amount equal to the baseline bonus level for the executive officer is increased or decreased to reflect actual performance as compared to his or her pre-established individual financial and strategic goals. This adjustment is made pursuant to a formula that determines the percentage of the baseline bonus level to be paid, based on a percentage of achievement, subject to both a minimum performance level below which no payout will be made and an established upper limit. This assessment allows bonus decisions to take into account each executive officer's individual performance and contributions during the fiscal year.

  •
  Thereafter, the remaining portion of the maximum permissible bonus amount for each executive officer is increased or decreased based upon the recommendation of our Chief Executive Officer

    (except with respect to his own bonus) and the Compensation Committee's assessment of performance in the event of any unforeseen extraordinary event or transaction that occurred during the fiscal year.

        In no event may an executive officer's annual cash bonus payout exceed his or her maximum permissible bonus as established by the Compensation Committee.

      Fiscal 2011 Bonuses

        The Compensation Committee designed our fiscal 2011 annual cash bonus opportunities to focus our executive officers, including the Named Executive Officers, on achieving key company financial objectives and to reward substantial achievement of these financial objectives.

        For fiscal 2011, the Compensation Committee established the baseline bonus levels for the Named Executive Officers as follows:

Named Executive Officer	Baseline Bonus Level	Percentage of Base Salary
Timothy E. Conver	$486,675	100%
Jikun Kim	$172,000	66%
Tom Herring	$195,000	75%
Michael Bissonette	$195,000	75%
Cathleen Cline	$138,000	60%

        For fiscal 2011, the Compensation Committee selected operating income margin as the corporate performance measure for annual bonuses and set the target level for this measure at 9%. The Compensation Committee also determined that the maximum permissible bonus amount for each executive officer would be 300% of his or her base salary if this target level was achieved.

        In addition, the Compensation Committee selected several financial and strategic goals for each executive officer to be used in adjusting the baseline bonus amount portion of his or her maximum permissible bonus:

  •
  In May 2010, the Compensation Committee established financial goals for our Chief Executive Officer at the top of the range of public guidance provided by the company for revenue growth and operating income at the beginning of fiscal 2011.

  •
  In May 2010, the Compensation Committee established financial goals for the other Named Executive Officers at levels for their respective business or functions that, when taken in aggregate, would produce financial results for the company at or above the range of public guidance provided by the company at the beginning of 2011.

  •
  In January 2011, the Compensation Committee revised the operating income financial goals for both our Chief Executive Officer and other Named Executive Officers to reflect an acceleration of investment in additional research and development and general administration to support short term growth opportunities, as approved by the board of directors and implemented by management beginning in the second quarter of fiscal 2011. The revised operating income financial goals were at the top of the range of the revised public guidance released by the company on March 8, 2011.

  •
  The strategic goals established for the Named Executive Officers were as follows:

Named Executive Officer	Strategic Goal Categories
Timothy E. Conver	Compliance; Strategic Growth Positioning; Key Program Wins; Market Share; Innovation Transition; Organizational Development; Great Place to Work
Jikun Kim	Compliance; Strategic Growth Positioning; Organizational Development; Great Place to Work
Tom Herring	Compliance; Strategic Growth Positioning; Key Program Wins; Market Share; Innovation Transition; Organizational Development; Great Place to Work
Michael Bissonette	Compliance; Strategic Growth Positioning; Key Program Wins; Market Share; Innovation Transition; Organizational Development; Great Place to Work
Cathleen Cline	Compliance; Strategic Growth Positioning; Organizational Development; Great Place to Work

        The Compensation Committee selected the financial and strategic goals for each executive officer based on the recommendation of our Chief Executive Officer and after reviewing the company's annual operating plan for fiscal 2011, as well as its long-term strategic plan. The Compensation Committee determined that these financial and strategic goals should enhance the development of long-term stockholder value and, therefore, that it was appropriate to base annual bonuses on the achievement of these goals. The Compensation Committee weighted each of the specific financial goals based on its evaluation of their relative importance, and weighted the aggregate financial and strategic goals equally.

        The Compensation Committee then implemented a sliding scale that calculated a downward adjustment to 50% of the baseline bonus amount upon 75% total achievement (financial and strategic), and an upward adjustment of up to 140% upon 125% total achievement. The baseline bonus amount was reduced to zero if an executive officer did not reach at least 75% achievement for both his aggregate financial and strategic goals, as shown below:

Scaled Adjustment of Baseline Bonus Amounts Based on Total Performance:

Percentage of Achievement:	<75%	75%	100%	110%	115%	120%	125%
Percentage of Baseline Bonus Amount Paid:	0	50%	100%	110%	120%	130%	140%

        Following the completion of fiscal 2011, the Compensation Committee determined that the company's operating income margin for the year was 12%, exceeding the target level of 9%. Accordingly, each executive officer's annual cash bonus was determined based on his or her level of achievement against his or her individual financial and strategic goals.

        The annual cash bonuses paid to the Named Executive Officers for fiscal 2011 were determined as follows:

  •
  Actual fiscal 2011 performance with respect to each financial goal was compared to the target level for each of these goals established by the Compensation Committee for each executive officer at the beginning of the fiscal year. The performance of Messrs. Herring and Bissonette was measured against the financial goals for their respective business segments as well as corporate level operating income goal. A "Percentage of Achievement" was then calculated for each of the financial goals. This Percentage of Achievement for each financial goal was then multiplied by the weighting set forth below to arrive at a weighted multiple, and the weighted multiples were combined to arrive at an aggregate financial Percentage of Achievement, as reflected below.

 Percentage of Achievement of Financial Goals

Named Executive Officer	Financial Measure	Performance Goal(1)	Actual Performance(1)	Percentage of Achievement	Financial Performance Weights	Weighted Total Financial Percentage of Achievement
Timothy E. Conver	Revenue:	$304,380,000	$292,503,000	96.1%	50%	92.3%
	Operating Income:	$38,356,000	$33,951,000	88.5%	50%
Jikun Kim	Revenue:	$304,380,000	$292,503,000	96.1%	50%	92.3%
	Operating Income:	$38,356,000	$33,951,000	88.5%	50%
Tom Herring	Revenue (UAS):	$257,212,000	$249,769,000	97.1%	50%	98.0%
	UAS Gross Margin:	$94,118,000	$99,513,000	105.7%	30%
	Operating Income:	$38,356,000	$33,951,000	88.5%	20%
Michael Bissonette	Revenue (EES):	$47,168,000	$42,734,000	90.6%	50%	85.7%
	EES Gross Margin:	$23,316,000	$17,638,000	75.6%	30%
	Operating Income:	$38,356,000	$33,951,000	88.5%	20%
Cathleen Cline	Revenue:	$304,380,000	$292,503,000	96.1%	50%	92.3%
	Operating Income:	$38,356,000	$33,951,000	88.5%	50%

(1)
Rounded to the nearest $1,000.
  •
  The Compensation Committee then evaluated each executive officer's performance against his or her strategic goals for fiscal 2011 and arrived at a Percentage of Achievement for each of these goals. These "Strategic Goal Percentage of Achievement" determinations were based on the Compensation Committee's concurrence with our Chief Executive Officer's assessment of the contribution of each executive officer to our overall success during fiscal 2011 and positioning us for long-term success. The overall resulting bonuses were commensurate with our success and each executive officer's contribution to it. With respect to performance by each executive officer, the Compensation Committee determined that the noted achievements supported the determination for each executive officer.

Percentage of Achievement of Strategic Goals

Named Executive Officer	Strategic Goal Performance	Percentage of Achievement
Timothy E. Conver	Mr. Conver continued his leadership and execution against our strategic intent of market leading growth including further development and positioning of products with long term growth potential in both our UAS and EES businesses; maintained leading market share in our served markets; and mentored key new senior managers.	100%
Jikun Kim	During Mr. Kim's first complete fiscal year as our Chief Financial Officer he directed continuous improvement on all fronts in the area of compliance and supported the increased workload and complexity associated with the growth in the commercial, aerospace and services businesses. Under his leadership multiple strategic contracts were negotiated and finalized; the phase I financial portion of a new ERP was implemented on time and on budget; and key new hires were made.	100%
Tom Herring	Mr. Herring led the achievement of important milestones within the UAS business, including securing the Puma production program and ensuring the successful transition of the digital Puma system from development to production. Mr. Herring was instrumental in positioning the UAS business area for future Switchblade and Wasp programs and his innovative team transitioned several research and development programs from concept to first flight. Mr. Herring successfully restructured the UAS leadership team during Fiscal 2011 to focus on business areas and hired 61 excellent new resources onto the team. Mr. Herring supported intra-company production systems by providing production build services for some key EES products.	100%
Michael Bissonette	Mr. Bissonette led the EES team to deliver the most EV Test Systems ever shipped by the Company in a fiscal year, as well as increasing deliveries of; Industrial charging systems, including a major airport installation. The EES business also had significant strategic wins in the EV charging market including awards by several state and local governments, utilities, distributors and car manufacturers. The EES innovation team developed and received UL listing on multiple new products while building a nationwide commercial and residential installation network for electric vehicle charging. Further, Mr. Bissonette facilitated the launch of domestic and international volume contract manufacturing relationships to support the electric vehicle charging system business and rolled out a customer relationship management and EV data network systems.	100%

Named Executive Officer	Strategic Goal Performance	Percentage of Achievement
Cathleen Cline	Ms. Cline has continued to successfully lead the Human Resources, Facilities, Security and Health and Safety functions for the Company. In Fiscal 2011, her team rolled out class-room and on-line training and compliance programs such as timekeeping, leadership and management skills, employee health and safety, and performance management. In addition, Ms. Cline instituted a program to mentor and develop senior level managers on individual and team effective communication and leadership skills. As Chief Ethics Officer, Ms. Cline has ensured that the company has an effective business ethics program. The Human Resources department also successfully implemented the compensation, benefits, and recruiting modules of a Human Resources Information Management system while supporting the staffing needs of the organization.	100%

      Discretionary Adjustment

        The Compensation Committee exercised further discretion by increasing the total bonus amount by 16.4% for Tom Herring, 15% for Michael Bissonette, and 16.2% for each of Mr. Kim and Ms Cline, based on the committee's concurrence with Mr. Conver's assessment of the contribution of each officer for performance in relation to extraordinary events or transactions occurring during fiscal year 2011. Mr. Conver's bonus was also increased by the Compensation Committee by an amount equal to 16.2% of his baseline bonus amount consistent with the success of his management team and in recognition of his leadership thereof.

        The Compensation Committee then calculated final fiscal year 2011 bonuses for the Named Executive Officers as follows, rounding to the nearest $1,000:

Named Executive Officer	Baseline Bonus Amount	Financial % Achievement	Financial % Achievement (Scaled)	Individual Strategic % Achievement	Weight	Total % Achievement	Discretionary Increase	Total Payout %	Total Bonus Amount
Timothy E. Conver	$487,000	92.3%	84.6%	100%	70/30	89.2%	16.2%	105.4%	$513,000
Jikun Kim	$172,000	92.3%	84.6%	100%	70/30	89.2%	16.2%	105.4%	$181,000
Tom Herring	$195,000	98.0%	94.2%	100%	70/30	96.0%	16.4%	112.4%	$219,000
Michael Bissonette	$195,000	85.7%	71.4%	100%	70/30	80.0%	15.0%	95.0%	$185,000
Cathleen Cline	$138,000	92.3%	84.6%	100%	70/30	89.2%	16.2%	105.4%	$145,000

  Long-Term Incentive Compensation Program

        In furtherance of our compensation philosophy that a significant portion of overall compensation for our executive officers, including the Named Executive Officers, should be tied to performance, in July 2010, the Compensation Committee approved a long-term incentive compensation program and initial awards under such program to the Named Executive Officers of the company as well as other officers and senior managers. The program is intended to reward the achievement of specific financial objectives over a three-year performance cycle. Under this program, certain employees, including the company's Named Executive Officers, are eligible to receive an award at the end of the three-year performance period based on the achievement of the financial objectives. The awards under the program are granted under the 2006 Plan and are intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code.

        For each performance period under the program, the Compensation Committee determines a goal bonus amount for each executive, as well as financial objectives. A minimum achievement level of 80% relative to each financial objective must be met in order for any award to be paid. An executive's final award amount will be determined based on the highest performance relative to any of the financial goals and will be determined based on a sliding scale between achievement levels as follows:

Highest Level of Achievement Relative to Any Financial Objective	Final Award Value
80% Achievement (Threshold)	50% of the Goal Bonus Amount
100% Achievement (Target)	100% of the Goal Bonus Amount
150% Achievement (Maximum)	200% of the Goal Bonus Amount

        In setting these goal bonus amounts and the achievement levels, the Compensation Committee considers the cash compensation of executives holding comparable positions at the companies in our peer group. Generally, the Compensation Committee sets the target award levels so that, assuming achievement of the financial objectives established for a performance period, the total compensation for our Named Executive Officers will exceed the median total compensation of comparable executives at the companies in our peer group by 25-40%. The Compensation Committee believes that this approach is consistent with the high level of growth generally reflected in such financial objectives.

        In no event will an executive receive more than 200% of his or her goal bonus amount. The Compensation Committee is authorized, in its sole discretion, to reduce or eliminate (but not increase) an executive's final award value based on such external factors (whether objective or subjective) as the Compensation Committee deems appropriate. Each executive's goal bonus amount assumes that he or she will be employed on a full-time basis throughout the performance period. An executive's goal bonus amount will be prorated to the extent such executive is working on a part-time basis for any portion of the performance period.

        Following the completion of a three-year performance period, the Compensation Committee will certify the company's and the relevant business unit's performance relative to the financial objectives for such performance period. Based on performance relative to the financial objectives, each executive will receive his or her final award. The awards will be paid as follows: 50% will be paid in cash as soon as practicable following the date on which the Compensation Committee certifies performance relative to the applicable financial objectives, which is referred to as the Certification Date. The remaining 50% will be paid in the form of a number of restricted stock units equal to (1) the portion of the award to be paid in the form of restricted stock units divided by (2) the fair market value per share of the company's common stock on the Certification Date. The restricted stock units will vest in two equal tranches on the last day of the first and second fiscal years following the completion of the relevant performance period. The restricted stock units may be settled in cash or in shares of the company's common stock, in the discretion of the Compensation Committee. In the event an executive's employment terminates before the end of a performance period or prior to the payment and/or vesting of the cash portion of the award or the restricted stock units, the award and the restricted stock units will be forfeited.

        The program is intended to be an ongoing program under which the Compensation Committee will grant new long-term incentive compensation awards each year. However, the Compensation Committee is not obligated to grant awards under the program each year, and it may grant awards in any given year with terms that vary from those set forth above in any respect, including, among other things, the performance objectives, the aggregate award values and the performance period. All determinations, interpretations and assumptions relating to the vesting and the calculation of the awards under the program will be made by the Compensation Committee.

        Awards Under the Program for the FY2011-FY2013 Performance Period.    Also in July 2010, the Compensation Committee granted awards under the long-term incentive compensation program for the initial three-year performance period, which will run from the beginning of the company's 2011 fiscal year through the end of the company's 2013 fiscal year (such period of time is referred to as the FY2011-FY2013 Performance Period,) and established the revenue and operating profits objectives for such FY2011-FY2013 Performance Period.

        Set forth below is a list of the Named Executive Officers who were granted long-term incentive compensation awards under the program for the FY2011-FY2013 Performance Period, the goal bonus amount for each Named Executive officer and the maximum value of each such award. The terms of these awards are consistent with the terms of the program described above.

Name	Title	Goal Bonus Amount ($)	Maximum Bonus Amount ($)
Timothy E. Conver	Chairman, President & Chief Executive Officer	486,678	973,356
Jikun Kim	Senior Vice President and Chief Financial Officer	172,000	344,000
Tom Herring	Senior Vice President and General Manager, Unmanned Aircraft Systems	195,000	390,000
Michael Bissonette	Senior Vice President and General Manager, Efficient Energy Systems	195,000	390,000
Cathleen Cline	Senior Vice President, Administration	138,000	276,000

        Awards Under the Program for the FY2011-FY2012 Performance Period.    Also in July 2010, the Compensation Committee granted awards under the long-term incentive compensation program for a special, transitional two-year performance period, which will run from the beginning of the company's 2011 fiscal year through the end of the company's 2012 fiscal year (such period of time is referred to asthe FY2011-FY2012 Performance Period), and established revenue and operating profits objectives for such FY2011-FY2012 Performance Period. These transitional awards are intended to be a one-time event and the terms of such awards will be identical to the terms of the program described above, except that the final awards will be determined at the end of the two-year performance period and will be paid on the schedule described above starting from such date.

        The Compensation Committee granted awards for the FY2011-FY2012 Performance Period to the Named Executive Officers with the same goal bonus amounts as listed above for the FY2011-FY2013 Performance Period. The terms of these awards are consistent with the terms of the program described above.

  Equity Compensation

        We use equity awards to motivate our executives officers, including the Named Executive Officers, to increase the long-term value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. These equity awards, which include stock options and restricted stock awards, are intended to further our success by ensuring that sustainable value creation is a key factor in our executive officers' management of our business.

        The size and form of these equity awards is determined by the Compensation Committee in its discretion. We use stock options as one of our long-term incentives because, in addition to providing our executive officers with the opportunity to develop a stock ownership stake in our company, they result in compensation only to the extent that the market price of our common stock increases over the option term. We use restricted stock and restricted stock units as long-term incentives because they reward our executive officers for improved stock price performance, but also encourage executive retention as these awards maintain value even during periods when there is volatility in our stock price. As described above under "Long-Term Incentive Compensation," 50% of each Named Executive

Officer's long-term incentive compensation award for each performance period will be paid in restricted stock units.

        In making equity awards to our executive officers, the Compensation Committee considers various factors, including not limited to, the recommendations of our Chief Executive Officer, the role and responsibilities of the executive officer, past performance, future planned contributions, and prior equity awards.

        As noted above, the Compensation Committee has the discretion to determine which executive officers will receive equity awards, as well as the amount of any such awards. Typically, the Compensation Committee grants equity awards only on the dates of its regularly-scheduled committee meetings, without regard to the timing of the release of material information about us. All stock options are granted with an exercise price equal to the closing market price of our common stock on the day preceding the date of grant. Generally, stock options vest in five equal installments on each of the first five anniversaries of the date of grant.

        In June 2010, the Compensation Committee granted stock options to purchase an aggregate of 30,000 shares of our common stock to Jikun Kim. This stock option award vests over five years, as described above. The stock options were granted to recognize his promotion from Vice President & Controller to Senior Vice President and Chief Financial Officer.

        None of our other Named Executive Officers received any equity awards other than the restricted stock unit awards that may become issuable pursuant to the long-term incentive compensation program described above based on our performance.

Other Compensation

  Employee Benefit Plans

        We maintain various broad-based employee benefit plans for our employees. Our executive officers, including the Named Executive Officers, participate in these plans on the same terms as other eligible employees, subject to any applicable limits on the amounts that may be contributed on behalf of or paid to our executive officers under these plans.

        We have established a tax-qualified Section 401(k) retirement savings plan for our salaried U.S. employees who satisfy certain eligibility requirements. We intend for this plan to qualify under Section 401(a) of the Code so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan. Pursuant to the Section 401(k) plan, in the case of participants who contribute a portion of their annual base salary to the plan, we provide a matching contribution of up to 5.75% of such annual base salary. The matching contributions made to the accounts of the Named Executive Officers during fiscal 2011 are set forth in the Summary Compensation Table below.

        We also maintain other benefit plans for our employees, which include medical and dental benefits, medical and dependent care flexible spending accounts, long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. Except as noted in the following sentences, these benefits are provided to our executive officers on the same general terms as to all of our salaried U.S. employees. Certain employees receive higher disability insurance benefits than other employees based on a threshold base compensation level. Our executive officers, including the Named Executive Officers, receive higher life, accidental death, and dismemberment insurance benefits than our other employees.

        We design our employee benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

  Perquisites and Personal Benefits

        We do not view perquisites or other personal benefits as a significant component of our executive compensation program. From time to time, however, we have provided limited perquisites to certain of our executive officers to enhance their efficiency and to ensure that their compensation packages are competitive. In fiscal 2011, we provided our executive officers with life, accidental death, and dismemberment insurance benefits in an amount exceeding that offered to our non-executive employees.

        We provided our Chief Executive Officer with a company automobile and contractually agreed to pay for his retirement health benefits. Pursuant to this commitment, we will provide supplemental medical coverage for our Chief Executive Officer and his spouse, effective upon his retirement.

        The amounts of the perquisites and other personal benefits provided to the Named Executive Officers in fiscal 2011 are disclosed in the Summary Compensation Table below.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Generally, Section 162(m) of the Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and certain other executive officers. Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as "performance-based compensation" within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

        Currently, it is the policy of the Compensation Committee to maximize, to the extent reasonably possible, the company's ability to obtain a corporate tax deduction for compensation paid to the Named Executive Officers to the extent consistent with the best interests of the company and its stockholders. In particular, the long-term incentive compensation program instituted in fiscal 2011 was designed to provide "performance-based compensation" that is deductible under Section 162(m). However, the Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee reserves the right to approve elements of compensation for certain officers that are not fully deductible in the future in appropriate circumstances.

  Taxation of "Parachute" Payments

        Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we, or our successor, may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a "gross-up" or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during fiscal 2011 and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a "gross-up" or other reimbursement.

  Taxation of Deferred Compensation

        Section 409A of the Code imposes significant additional taxes in the event that an executive officer, director, or service provider receives "deferred compensation" that does not satisfy the restrictive conditions of the provision. Although we did not have a traditional nonqualified deferred compensation plan in place for executive officers during fiscal 2011, Section 409A applies to certain equity awards and severance arrangements. To assist employees in avoiding additional taxes under Section 409A, we believe that we have structured equity awards in a manner intended to comply with, or secure an exemption from, the applicable Section 409A conditions.

  Accounting for Stock-Based Compensation

        We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date "fair value" of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

Risk Oversight of Compensation Programs

        In July 2011, we conducted a risk assessment of our compensation policies and practices for our employees, including those relating to our executive compensation program. This risk assessment included a review of all our employee compensation programs, including our executive officer compensation program. Based on this assessment, we believe that these compensation programs have been appropriately designed to attract and retain talent and properly incent our employees while ensuring that they do not encourage excessive risk taking. We further believe that we have an effective system of controls and procedures in place to ensure that our employees, including our executive officers, are not encouraged to take unnecessary or excessive risks in managing our business.

        In reaching this conclusion, we note the following policies and practices which are intended to enable us to effectively monitor and manage the risks associated with our compensation programs:

  •
  Each of the compensation programs is overseen by the Compensation Committee;

  •
  Most of our incentive compensation plans, including our annual cash bonus program, permit the Compensation Committee to exercise its discretion to select performance measures and set target levels, monitor performance and determine final payouts;

  •
  Each of our compensation programs is subject to oversight by a broad-based group of functions within the Company, including human resources, finance and legal and at multiple management levels within the Company;

  •
  Employee compensation reflects a balanced mix of programs that focus our employees on achieving both short-term and long-term goals and that provide a balanced mix of fixed and variable compensation;

  •
  There are caps on the maximum payouts available under certain programs, including our annual cash bonus program and our long-term incentive program; and

  •
  Equity awards granted to employees are subject to multi-year service-based vesting conditions.

We discussed the findings of our risk assessment with the Compensation Committee. Based upon this assessment, we believe that our compensation policies and practices do not encourage unnecessary or excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth, as to each person serving as Chief Executive Officer and Chief Financial Officer during fiscal year 2011, and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of fiscal year 2011 whose compensation exceeded $100,000, or the Named Executive Officers, information concerning all compensation paid for services to us in all capacities for fiscal years 2009, 2010 and 2011.

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Timothy E. Conver	2011	478,527	—	513,098	—	—	16,354	1,007,979
President, Chairman,	2010	471,095	—	270,569	—	—	15,986	757,650
and Chief Executive Officer	2009	450,008	—	324,779	—	—	19,043	793,830
Jikun Kim(3)	2011	254,176	—	181,338	—	190,800	13,953	640,267
Senior Vice President and	2010	198,530	60,000	29,740	417,940	—	312	706,522
Chief Financial Officer
Tom Herring(4)	2011	260,000	—	219,107	—	—	690	479,797
Senior Vice President and	2010	207,470	—	39,758	246,700	303,556	478	797,962
General Manager, Unmanned	2009	80,342	—	51,367	123,520	—	—	255,229
Aircraft Systems
Michael Bissonette	2011	270,520	—	185,201	—	—	14,631	470,352
Senior Vice President and	2010	259,638	—	98,471	—	—	13,411	371,520
General Manager, Efficient	2009	220,225	—	192,944	—	392,736	8,464	814,369
Energy Systems
Cathleen Cline	2011	230,006	—	145,492	—	—	14,527	390,025
Senior Vice President	2010	225,494	—	64,135	—	—	14,026	303,655
Administration	2009	197,134	—	81,509	—	51,541	12,596	342,780

(1)
The value of the equity awards equals their grant date fair value as computed in accordance with ASC Topic 718. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Note 8 to the financial statements included in our annual report on Form 10-K for our 2011 fiscal year, as filed with the SEC. The amounts shown in the table do not necessarily reflect the actual value that may be recognized by the Named Executive Officers.

None of the long-term incentive compensation awards granted to the Named Executive Officers during 2011 with performance conditions were considered probable of achieving their vesting conditions at the date of grant. Therefore the grant date fair value of such performance awards for purposes of the Summary Compensation Table was zero. The full grant date fair value of awards which vest upon achieving performance conditions, assuming that the highest level of performance will be achieved in each case, is, however, set forth in the table below. For more information about the long-term incentive compensation awards granted to the Named Executive Officers during 2011, please see the Grants of Plan-Based Awards Table below.

Name	Grant Date Fair Value of Stock Awards Granted in 2011
Mr. Conver	$973,356
Mr. Kim	$344,000
Mr. Herring	$390,000
Mr. Bissonette	$390,000
Ms. Cline	$276,000
(2)
These amounts represent the aggregate incremental cost to the company with respect to the perquisites and other personal benefits provided to the Named Executive Officer in fiscal years 2009 through 2011. For fiscal 2011, the amounts include (a) our matching contributions to the 401(k) Plan, (b) life insurance premiums and (c) automobile allowances, as follows:

Name	Year	401(k)	Life	Auto	Total
Mr. Conver	2011	$10,740	$3,810	$1,804	$16,354
Mr. Kim	2011	$13,503	$450	—	$13,953
Mr. Herring	2011	—	$690	—	$690
Mr. Bissonette	2011	$13,941	$690	—	$14,631
Ms. Cline	2011	$13,837	$690	—	$14,527
(3)
Mr. Kim joined us in June 2009, at which time he received a one-time signing bonus of $60,000. Mr. Kim became our Interim Chief Financial Officer in March 2010.

(4)
Mr. Herring joined us in November 2008. Mr. Herring became the Senior Vice President and General Manager of our Unmanned Aircraft Systems business in March 2010.

Grants of Plan-Based Awards

        The following table provides information with respect to plan-based awards granted to the Named Executive Officers during fiscal year 2011.

								All Other Stock Awards: Number of Shares of Stock or Units (#)
									All Other Option Awards: Number of Securities Underlying Options (#)(1)		Grant Date Fair Value of Stock and Option Awards ($)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Equity Awards
Jikun Kim	6/22/2010	—	—	—	—	—	—	—	30,000	24.57	190,800
Annual Executive Bonus Plan(3)
Timothy E. Conver	6/22/2010	243,338	486,675	1,460,025	—	—	—	—	—	—	—
Jikun Kim	4/30/2010	86,000	172,000	516,000	—	—	—	—	—	—	—
Tom Herring	4/30/2010	97,500	195,000	585,000	—	—	—	—	—	—	—
Michael Bissonette	4/30/2010	97,500	195,000	585,000	—	—	—	—	—	—	—
Cathleen S. Cline	4/30/2010	69,000	138,000	414,000	—	—	—	—	—	—	—
Long-Term Incentive Compensation Plan
FY2011-FY2012 Performance Period(4)
Timothy E. Conver	7/22/10	121,670	243,339	486,678	121,670	243,339	486,678	—	—	—	486,678
Jikun Kim	7/22/10	43,000	86,000	172,000	43,000	86,000	172,000	—	—	—	172,000
Tom Herring	7/22/10	48,750	97,500	195,000	48,750	97,500	195,000	—	—	—	195,000
Michael Bissonette	7/22/10	48,750	97,500	195,000	48,750	97,500	195,000	—	—	—	195,000
Cathleen S. Cline	7/22/10	34,500	69,000	138,000	34,500	69,000	138,000	—	—	—	138,000
FY2011-FY2013 Performance Period(4)
Timothy E. Conver	7/22/10	121,670	243,339	486,678	121,670	243,339	486,678	—	—	—	486,678
Jikun Kim	7/22/10	43,000	86,000	172,000	43,000	86,000	172,000	—	—	—	172,000
Tom Herring	7/22/10	48,750	97,500	195,000	48,750	97,500	195,000	—	—	—	195,000
Michael Bissonette	7/22/10	48,750	97,500	195,000	48,750	97,500	195,000	—	—	—	195,000
Cathleen S. Cline	7/22/10	34,500	69,000	138,000	34,500	69,000	138,000	—	—	—	138,000

(1)
The Compensation Committee awarded stock options to Mr. Kim in June 2010. The stock option award vests in five equal annual installments beginning on the first anniversary of the date of grant.

(2)
Represents the grant date fair value of the stock awards as determined under ASC Topic 718. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Note 8 to the financial statements included in our annual report on Form 10-K for our 2011 fiscal year, as filed with the SEC. For the restricted stock units that may be earned under the long-term incentive compensation program with respect to the FY2011-FY2012 Performance Period and the FY2011-FY2013 Performance Period, the grant date fair value was calculated based on the maximum value of such awards which may vest upon achieving performance conditions, assuming that the highest level of performance will be achieved. None of the long-term incentive compensation awards granted to the Named Executive Officers during 2011 with performance conditions were considered probable of achieving their vesting conditions at the date of grant. Therefore the grant date fair value of such performance awards for purposes of the Summary Compensation Table was zero.

(3)
The Compensation Committee established maximum cash bonus and target bonus levels for the Named Executive Officers under our annual executive cash bonus plan in May 2010. The determination of the bonuses payable to the Named Executive Officers for fiscal 2011 is described in the Compensation Discussion and Analysis section above. These columns show the range of bonus amounts for each Named Executive Officer from the threshold to the maximum based on the maximum permissible bonus amount set at the beginning of the fiscal year. The actual amounts awarded for fiscal year 2011 are set forth in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

(4)
The Compensation Committee established threshold, target and maximum award levels for each of the Named Executive Officers under our long-term incentive compensation plan in July 2010. The determination of the cash and restricted stock units that will be payable to the Named Executive Officers following completion of each of the FY2011-FY2012 Performance Period and the FY2011-FY2013 Performance Period is described in the Compensation Discussion and Analysis section above. These columns show the range of cash awards for each Named Executive Officer from the threshold to the maximum based on the maximum permissible award for each performance period set in July 2010. Provided that the threshold performance goals for a performance period are achieved, the Named Executive Officers' long-term incentive compensation awards will be paid as follows: 50% will be paid in cash as soon as practicable following the Certification Date for the applicable performance period and the remaining 50% will be paid in the form of a number of restricted stock units equal to (1) the portion of the award to be paid in the form of restricted stock units divided by (2) the fair market value per share of the company's common stock on the Certification Date. The restricted stock units will vest in two equal tranches on the last day of the first and second fiscal years following the completion of the relevant performance period. The amounts shown in the table reflect the estimated payment levels for each performance period in cash and in restricted stock units at threshold, target and maximum performance. The "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" columns show the estimated cash payments and the "Estimated Future Payouts Under Equity Incentive Plan Awards" columns show the value of the restricted stock units that would be issued. The actual number of restricted stock units issued to our Named Executive Officers following the conclusion of a performance period will be based on our performance relative to the financial goals for that performance period and our stock price on the Certification Date. In addition, the restricted stock units may be settled in cash or in shares of company common stock, in the discretion of the Compensation Committee.

Outstanding Equity Awards at Fiscal Year-End 2011

        The following table provides information with respect to stock option and restricted stock awards held by each of the Named Executive Officers as of April 30, 2011.

	Option Awards(1)					Stock Awards
								Equity Incentive Plan Awards:
									Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
		Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock that Have not Vested (#)	Market Value of Shares or Units of Stock that Have not Vested ($)(2)
				Option Exercise Price ($)
Name	Grant Date	Exercisable (#)	Unexercisable (#)		Option Expiration Date
Timothy E. Conver	7/22/10	—	—	—	—	—	—	—(6)	121,670(6)
	7/22/10	—	—	—	—	—	—	—(6)	121,670(6)
	6/22/07	58,986	39,324	22.38	6/22/17	—	—	—	—
	10/15/02	98,530	—	0.70	10/15/12	—	—	—	—
Jikun Kim	7/22/10	—	—	—	—	—	—	—(6)	43,000(6)
	7/22/10	—	—	—	—	—	—	—(6)	43,000(6)
	6/22/10	—	30,000	24.57	6/22/20	—	—	—	—
	3/11/10	—	—	—	—	8,000(3)	229,200	—	—
	6/1/09	—	—	—	—	4,800(4)	137,520	—	—
Tom Herring	7/22/10	—	—	—	—	—	—	—(6)	48,750(6)
	7/22/10	—	—	—	—	—	—	—(6)	48,750(6)
	3/11/10	10,000	40,000	23.06	3/11/20	—	—	—	—
	3/11/10	—	—	—	—	8,000(3)	229,200	—	—
	12/1/08	—	—	—	—	2,400(5)	68,760	—	—
Michael Bissonette	7/22/10	—	—	—	—	—	—	—(6)	48,750(6)
	7/22/10	—	—	—	—	—	—	—(6)	48,750(6)
	3/31/09	16,000	24,000	21.28	3/31/19	—	—	—	—
	7/30/08	8,000	12,000	32.19	7/30/18	—	—	—	—
	2/28/08	4,200	2,800	22.15	2/28/18	—	—	—	—
	9/4/07	6,000	4,000	19.76	9/4/17	—	—	—	—
Cathleen S. Cline	7/22/10	—	—	—	—	—	—	—(6)	34,500(6)
	7/22/10	—	—	—	—	—	—	—(6)	34,500(6)
	3/31/09	4,000	6,000	21.28	3/31/19	—	—	—	—
	6/13/07	9,000	6,000	20.75	6/13/17	—	—	—	—
	7/18/00	21,113	—	0.59	7/18/20	—	—	—	—
	6/23/98	35,189	—	0.59	6/23/18	—	—	—	—
	3/21/94	70,378	—	0.37	3/21/14	—	—	—	—

(1)
All stock option awards vest in five equal annual installments beginning on the first anniversary of the date of grant.

(2)
Represents market value of our common stock on April 30, 2011.

(3)
The restricted stock award vests in five equal annual installments beginning March 15, 2011.

(4)
The restricted stock award vests in five equal annual installments beginning July 10, 2011.

(5)
The restricted stock award vests in five equal annual installments beginning December 15, 2009.

(6)
Represents the value of awards that may be paid to the Named Executive Officers in the form of restricted stock units under our long-term incentive program for the FY2011-FY012 Performance Period and the FY2011-FY2013 Performance Period at threshold performance. Provided that the threshold performance goals for a performance period are achieved, the Named Executive Officers' long-term incentive compensation awards will be paid as follows: 50% will be paid in cash as soon as practicable following the Certification Date for the applicable performance period, and the remaining 50% will be paid in the form of a number of restricted stock units equal to (1) the portion of the award to be paid in the form of restricted stock units divided by (2) the fair market value per share of the company's common stock on the Certification Date. The restricted stock units will vest in two equal tranches on the last day of the first and second fiscal years following the completion of the relevant performance period. If such restricted stock units are earned, they would vest in two equal installments on the last day of the first and second fiscal years following the completion of the relevant performance period. The values shown in these columns reflect the aggregate awards that may be paid for both performance periods, which amounts are split evenly between the two performance periods. If target or maximum performance is achieved for either performance period, the respective value of the restricted stock units that would be paid for each performance period would be as follows:

	FY2011-FY2012 Performance Period		FY2011-FY2013 Performance Period
	Target Value ($)	Maximum Value ($)	Target Value ($)	Maximum Value ($)
Timothy E. Conver	243,339	486,678	243,339	486,678
Jikun Kim	86,000	172,000	86,000	172,000
Tom Herring	97,500	195,000	97,500	195,000
Michael Bissonette	97,500	195,000	97,500	195,000
Cathy S. Cline	69,000	138,000	69,000	138,000

The actual number of restricted stock units issued to our Named Executive Officers following the conclusion of a performance period will be based on our performance relative to the financial goals for that performance period and our stock price on the Certification Date. The value of the restricted stock units that may be received by an executive will depend on our stock price on the payment date. In addition, the restricted stock units may be settled in cash or in shares of the company's common stock, in the discretion of the Compensation Committee.

Option Exercises in Fiscal Year 2011

        The following table provides information on stock option exercises for each of the Named Executive Officers during fiscal year 2011.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Timothy E. Conver	—	—
Jikun Kim	—	—
Tom Herring	—	—
Michael Bissonette	—	—
Cathleen S. Cline	35,189	1,038,372

Stock Vested in Fiscal Year 2011

        The following table provides information on stock award vesting for each of the Named Executive Officers during fiscal year 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy E. Conver	—	—
Jikun Kim	3,200	95,292
Tom Herring	2,800	88,932
Michael Bissonette	—	—
Cathleen S. Cline	—	—

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information regarding the beneficial ownership of our common stock as of August 5, 2011 by:

  •
  our Named Executive Officers;

  •
  our directors;

  •
  all of our directors and executive officers as a group; and

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of August 5, 2011 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        The information presented in this table is based on 22,094,491 shares of our common stock outstanding on August 5, 2011. Except as set forth in the footnotes below, the address of each beneficial owner listed on the table is c/o AeroVironment, Inc., 181 W. Huntington Drive, Suite 202, Monrovia, CA 91016.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
BlackRock, Inc.(1)	1,189,832	5.45%
Gilder, Gagnon, Howe & Co. LLC(2)	1,517,083	6.90%
Executive Officers and Directors:
Timothy E. Conver(3)	4,199,665	18.86%
Jikun Kim(4)	22,000	*
Tom Herring(5)	20,898	*
Michael Bissonette(6)	41,219	*
Cathleen Cline(7)	143,680	*
Joseph F. Alibrandi(8)	34,331	*
Kenneth R. Baker(9)	6,715	*
Arnold L. Fishman(10)	257,522	1.16%
Murray Gell-Mann(11)	13,145	*
Charles R. Holland(12)	58,964	*
Directors and Executive Officers as a Group (10 persons)	4,798,139	21.26%

*
Less than 1%.

(1)
Based on a Schedule 13G filed by BlackRock, Inc. on February 3, 2011 with the SEC reporting beneficial ownership as of December 31, 2010. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(2)
Based on a Schedule 13G filed by Gilder, Gagnon, Howe & Co. LLC on August 10, 2011 with the SEC reporting beneficial ownership as of July 31, 2011. The address of Gilder, Gagnon, Howe & Co. LLC is 3 Columbus Circle, 26th Floor, New York, NY 10019.

(3)
Includes 3,253,592 shares held by the Conver Family Trust, of which Mr. Conver is one of the trustees; 768,795 shares held by the Whiting Family Limited Partnership, of which Mr. Conver is a limited partner, and 177,178 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 5, 2011. Mr. Conver disclaims beneficial ownership of any securities in which he does not have a pecuniary interest.

(4)
Includes 6,000 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 5, 2011.

(5)
Includes 10,000 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 5, 2011.

(6)
Includes 40,200 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 5, 2011, and 1,019 shares of common stock held by Mr. Bissonette and his wife, Laura J. Bissonette, as joint tenants.

(7)
Includes 142,680 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 5, 2011.

(8)
Includes 7,515 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 5, 2011, and 26,816 shares held by the Alibrandi Family Trust Dated November 14, 1972, of which Mr. Alibrandi is the trustee.

(9)
Includes 6,715 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 5, 2011.

(10)
Includes 226,617 shares of our common stock held by the Arnold Fishman Revocable Trust Arnold Fishman Trustee; 24,405 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 5, 2011, and 6,500 shares held by Mr. Fishman's wife, Judy Fishman.

(11)
Includes 10,330 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 5, 2011.

(12)
Includes 53,964 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 5, 2011.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Certain Transactions and Relationships

        Review and Approval of Related Party Transactions.    All transactions and relationships in which the company and our directors and executive officers or their immediate family members are participants are reviewed by our Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board may consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction;

  •
  the importance of the transaction to the related person;

  •
  the importance of the transaction to the company;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

  •
  any other matters the Audit Committee deems appropriate.

        Reportable Related Party Transactions.    Other than the employment arrangements described elsewhere in this proxy statement and the transactions described below, since May 1, 2010, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which:

  •
  the amount involved exceeded or will exceed $120,000; and

  •
  a director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

        On November 1, 2008, we entered into a consulting agreement with one of our directors, General (Retired) Charles R. Holland. Pursuant to this agreement, as amended as of December 17, 2009, Mr. Holland performs consulting services for us on a general basis and with respect to particular individual projects assigned by us. During the fiscal year ended April 30, 2011, we paid to Mr. Holland approximately $210,000 in consulting fees pursuant to the terms of this agreement.

AUDIT RELATED MATTERS

Audit Committee Report

        The Audit Committee of our board of directors serves as the representative of the board for general oversight of our financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Audit

Committee is made up solely of independent directors, as defined in the applicable SEC and Nasdaq rules, and operates under a written charter adopted by the board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Management has responsibility for preparing our financial statements, as well as for our financial reporting process. Ernst & Young LLP, acting as our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States. The Audit Committee periodically meets with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

        In this context, the Audit Committee hereby reports as follows:

  (1)
  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2011 with management.

  (2)
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed with the independent registered public accounting firm by PCAOB Rule 3200T regarding "Communication with Audit Committees."

  (3)
  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with such firm its independence from the company.

        Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 30, 2011, for filing with the SEC.

                            Audit Committee
                            Joseph F. Alibrandi
                            Kenneth R. Baker
                            Arnold L. Fishman

Fees Paid to Independent Auditors

        We engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal years ended April 30, 2009, 2010 and 2011, and to perform procedures related to the financial statements included in our quarterly reports on Form 10-Q. Our Audit Committee approved the engagement of Ernst & Young LLP. All audit work for the fiscal year ended April 30, 2011 was performed by the full time employees of Ernst & Young LLP.

        Audit Fees.    Ernst & Young LLP billed us an aggregate of $987,000 in fees for audit services associated with the audit of our annual financial statements for the fiscal year ended April 30, 2011, as well as for audit services in connection with the evaluation of a proposed transaction. Ernst & Young LLP billed us an aggregate of $618,000 in fees for audit services associated with the audit of our annual financial statements for the fiscal year ended April 30, 2010.

        Audit-Related Fees.    No audit-related fees were incurred for the years ended April 30, 2011 and 2010.

        Tax Fees.    Ernst & Young LLP billed us an aggregate of $265,000 for tax services during the fiscal year ended April 30, 2011 and $225,000 for tax services during the fiscal year ended April 30, 2010. Tax services included tax advice, planning and compliance principally in connection with the preparation of our tax returns and assistance with governmental tax audits.

        All Other Fees.    No other fees were incurred during the fiscal years ended April 30, 2011 and 2010 for services provided by Ernst & Young LLP except as described above.

Pre-Approval Policy of the Audit Committee

        Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent registered public accounting firm be pre-approved by the Audit Committee, or a designated Audit Committee member. These services may include audit services, audit-related services, tax services and other services. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the Audit Committee or a designated Audit Committee member. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the accountants' independence and determined that it is consistent with such independence.

STOCKHOLDER PROPOSALS

        Stockholder Proposals for Inclusion in Next Year's Proxy Statement.    Stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in the proxy statement relating to our 2012 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than April 24, 2012 (120 calendar days prior to the anniversary of the date of the proxy statement for our 2011 annual meeting) and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting.

        Stockholder Proposals for Presentation at Next Year's Annual Meeting.    If a stockholder wishes to present a proposal, including a director nomination, at our 2012 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our bylaws. Our bylaws require notice with respect to the 2012 annual meeting between June 1, 2012 (120 calendar days prior to the anniversary of our 2011 annual meeting) and July 1, 2012 (90 calendar days prior to the anniversary of our 2011 annual meeting). If a stockholder fails to give timely notice of a proposal, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2012 annual meeting. In addition, our bylaws include other requirements for nomination of candidates for director and proposals of other business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the fiscal year ended April 30, 2011, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of April 30, 2011 about our common stock that may be issued, whether upon the exercise of options, warrants and rights or otherwise, under our existing equity compensation plans.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	1,223,042(1)	$11.27	2,772,837(2)
Equity compensation plans not approved by security holders	—	—	—

Total	1,223,042	$11.27	2,772,837(2)

(1)
Consists of awards outstanding under the AeroVironment, Inc. Nonqualified Stock Option Plan, the AeroVironment, Inc. Directors' Nonqualified Stock Option Plan, the AeroVironment, Inc. 2002 Equity Incentive Plan, and the AeroVironment, Inc. 2006 Equity Incentive Plan.

(2)
No additional awards may be granted under the AeroVironment, Inc. Nonqualified Stock Option Plan, the AeroVironment, Inc. Directors' Nonqualified Stock Option Plan or the AeroVironment, Inc. 2002 Equity Incentive Plan. This column does not include additional shares that may become available for issuance under the AeroVironment, Inc. 2006 Equity Incentive Plan if Proposal No. 3 is approved.

STOCKHOLDER COMMUNICATIONS

        You may communicate with the Chairs of our Audit Committee, Nominating and Corporate Governance Committee or Compensation Committee, or with our independent directors as a group, by writing to any such person or group, care of the Corporate Secretary of AeroVironment, Inc., at our principal executive office, 181 W. Huntington Dr., Suite 202, Monrovia, California 91016.

        Communications are distributed to the board of directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

  Householding of Annual Meeting Materials

        Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in a stockholder's household. Additionally, you may have notified us that multiple stockholders share an address and thus you requested to receive only one copy of our proxy statement and annual report. We will promptly deliver a separate copy of either document to any stockholder who contacts our investor relations department at (626) 357-9983 × 245 or by mail addressed to Investor Relations, AeroVironment, Inc. 181 W. Huntington Drive, Suite 202, Monrovia, CA 91016, requesting such copies. If a stockholder is receiving multiple copies of our proxy statement and annual report at the stockholder's household and would like to receive a single copy of the proxy statement and annual report for a stockholder's household in the future, stockholders should contact their broker, or other nominee record holder to request mailing of a single copy of the proxy statement and annual report. Stockholders receiving multiple copies of these documents directly from us, and who would like to receive single copies in the future, should contact our investor relations department to make such a request.

ANNUAL REPORT ON FORM 10-K

        OUR ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SEC FOR THE FISCAL YEAR ENDED APRIL 30, 2011, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO AEROVIRONMENT, INC., ATTN: CORPORATE SECRETARY, 181 W. HUNTINGTON DRIVE, SUITE 202, MONROVIA, CA 91016.

ON BEHALF OF THE BOARD OF DIRECTORS
Timothy E. Conver, Chairman and Chief Executive Officer

Monrovia, California
August 22, 2011

APPENDIX A

2011 AMENDMENT AND RESTATEMENT OF THE
AEROVIRONMENT, INC
2006 EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE

        The purpose of the AeroVironment, Inc. 2006 Equity Incentive Plan (the "Plan") is to promote the success and enhance the value of AeroVironment, Inc. (the "Company") by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

        2.2   "Award" means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

        2.3   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.

        2.4   "Board" means the Board of Directors of the Company.

        2.5   "Change in Control" means and includes each of the following:

          (a)   A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

          (b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

            (i)    Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity") directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

            (ii)   After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

          (d)   The Company's stockholders approve a liquidation or dissolution of the Company.

        In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a "change in control event," as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

        The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

        2.6   "Code" means the Internal Revenue Code of 1986, as amended.

        2.7   "Committee" means the Compensation Committee of the Board, or another committee or subcommittee of the Board appointed as described in Article 12.

        2.8   "Consultant" means any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

        2.9   "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.10 "Deferred Stock" means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

        2.11 "Disability" means "disability," as such term is defined in Section 22(e)(3) of the Code.

        2.12 "Dividend Equivalents" means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

        2.13 "Eligible Individual" means any person who is an Employee, a Consultant or a member of the Board, as determined by the Committee.

        2.14 "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

        2.15 "Equity Restructuring" means a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization including any large non-recurring cash dividend, that affects the Stock (or other securities of the Company) or the share price and causes a change in the per share value of the Stock underlying outstanding Awards, as determined by the Committee.

        2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.17 "Fair Market Value" means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the closing sales price for a share of Stock as reported on the NASDAQ Global Market or the NASDAQ Global Select Market (or on any established stock exchange or national market system on which the Stock is then listed) for the date of determination or, if no such prices are reported for that date, the closing sales price for a share of Stock on the last trading date prior to the date of determination.

        2.18 "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        2.19 "Independent Director" means a member of the Board who is not an Employee of the Company.

        2.20 "Misconduct" shall mean the occurrence of any of, but not limited to, the following: (a) conviction of a Participant of any felony or any crime involving fraud or dishonesty; (b) a Participant's participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company and/or any Subsidiary; (c) conduct by a Participant which, based upon a good faith and reasonable factual investigation by the Company (or, if a Participant is an executive officer, by the Board), demonstrates such Participant's unfitness to serve; (d) a Participant's violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or any Subsidiary; (e) a Participant's violation of state or federal law in connection with the Participant's performance of his or her job which has an adverse effect on the Company and/or any Subsidiary; and (f) a Participant's violation of Company policy which has a material adverse effect on the Company and/or any Subsidiary. Notwithstanding the foregoing, a Participant's Disability shall not constitute Misconduct as set forth herein. The determination that a termination is for Misconduct shall be by the Committee it its sole and exclusive judgment and discretion. Notwithstanding the foregoing, if a Participant is a party to an employment or severance agreement with the Company or any Subsidiary in effect as of the date of grant of an Award which defines "Misconduct" or "Cause" or a similar term, "Misconduct" for purposes of the Plan and such Award shall have the meaning given to such term in such employment or severance agreement.

        2.21 "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

        2.22 "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

        2.23 "Option" means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

        2.24 "Other Stock-Based Award" means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

        2.25 "Participant" means any Eligible Individual who, as an Independent Director, Consultant or Employee, has been granted an Award pursuant to the Plan.

        2.26 "Performance-Based Award" means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

        2.27 "Performance Bonus Award" has the meaning set forth in Section 8.8.

        2.28 "Performance Criteria" means the criteria (and adjustments) that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

          (a)   The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), gross or net sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), stockholders' equity, return on stockholders' equity, return on assets, return on capital, total stockholder returns, return on sales, gross or net profit or operating margin, operating or other costs and expenses, improvements in expense levels, margins, working capital, earnings per share of Stock, price per share of Stock, implementation or completion of critical projects, market share, comparisons with various stock market indices, capital raised in financing transactions or other financing milestones, market recognition (including but not limited to awards and analyst ratings), financial ratios, and implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial or strategic milestones or developments, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices; in each case as determined in accordance with Applicable Accounting Standards, if applicable.

          (b)   The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments will be made to one or more of the Performance Goals established for any Performance Period. Such adjustments may include one or more of the following: items related to a change in accounting principles, items relating to financing activities, expenses for restructuring or productivity initiatives, non-cash charges, including those relating to share-based awards, other non-operating items, items related to acquisitions or other strategic transactions, items attributable to the business operations of any entity acquired by us during the Performance Period, items related to the disposal of a business of segment of a business, items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards, items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period, any other items of significant income or expense which are determined to be appropriate adjustments, items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets, items that are outside the scope of the Company's core, on-going business activities, items relating to changes in tax laws, items relating to asset impairment charges, items relating to gains or losses for litigation, arbitration and contractual settlements, or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

        To the extent an Award is intended to be Qualified Performance-Based Compensation, the Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

        2.29 "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards

        2.30 "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

        2.31 "Performance Share" means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

        2.32 "Performance Stock Unit" means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

        2.33 "Plan" means this AeroVironment, Inc. 2006 Equity Incentive Plan, as it may be amended from time to time.

        2.34 "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.35 "Restatement Effective Date" shall have the meaning set forth in Section 13.1.

        2.36 "Restricted Stock" means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

        2.37 "Restricted Stock Unit" means an Award granted pursuant to Section 8.6.

        2.38 "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.39 "Stock" means the common stock of the Company, $0.0001 par value, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

        2.40 "Stock Appreciation Right" or "SAR" means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

        2.41 "Stock Payment" means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

        2.42 "Subsidiary" means any "subsidiary corporation" as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

        2.43 "Substitute Award" shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

        2.44 "Termination of Consultancy" shall mean the time when the engagement of the Participant as a Consultant to the Company or to a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous reestablishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

        2.45 "Termination of Directorship" shall mean the time when the Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

        2.46 "Termination of Employment" shall mean the time when the employee-employer relationship between the Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

        2.47 "Termination of Service" shall mean the last to occur of a Participant's Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. A Participant shall not be deemed to have a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company or any Subsidiary (i.e., a Participant who is an Employee becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of a Subsidiary), unless following such change in capacity or service the Participant is no longer serving as an Employee, Independent Director or Consultant of the Company or any Subsidiary.

 ARTICLE 3

SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to Article 11, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be Four Million Eight Hundred Eighty Four Thousand One Hundred Fifty Seven (4,884,157) shares. To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without the delivery of shares of Stock to the Participant, then any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. If any shares of Restricted Stock are forfeited by a Participant or repurchased by the Company pursuant to Section 6.3 hereof, such shares shall again be available for the grant of an Award pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

          (b)   To the extent permitted by applicable law or any exchange rule, Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

          (c)   Notwithstanding the provisions of this Section 3.1, no shares of Stock may again be or, as applicable, may become eligible to be, optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

        3.2    Stock Distributed.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        3.3    Limitation on Number of Shares and Values Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum aggregate number of shares of Stock with respect to one or more Awards that may be granted to any Participant during any fiscal year of the Company shall be 2,000,000 and the maximum amount of cash that may be paid to any Participant during any fiscal year of the Company with respect to one or more Awards payable in cash shall be $5,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

        4.1    Eligibility.    Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

        4.2    Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

        4.3    Foreign Participants.    In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

ARTICLE 5

STOCK OPTIONS

        5.1    General.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a)    Exercise Price.    The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

          (b)    Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that the term of an Option shall not be more than 10 years from the date the Option is granted. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

          (c)    Manner of Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Committee, or his, her or its office, as applicable:

            (i)    A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

            (ii)   Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

            (iii)  In the event that the Option shall be exercised pursuant to Section 10.5 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option; and

            (iv)  Full payment of the exercise price and applicable withholding taxes to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 10.1 and 10.2.

        5.2    Incentive Stock Options.    The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained Section 13.2 and this Section 5.2.

          (a)    Eligibility.    Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary which constitutes a "subsidiary corporation" of the Company (within the meaning of Section 424(f) of the Code and the applicable regulations promulgated thereunder).

          (b)    Exercise Price.    The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

          (c)    Expiration.    Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

          (d)    Individual Dollar Limitation.    The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

          (e)    Ten Percent Owners.    An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any "subsidiary corporation" of the Company (within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of Stock on the date of grant and the Option is exercisable for no more than five years from the date of grant.

          (f)    Notice of Disposition.    The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

          (g)    Transferability; Right to Exercise.    An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

        5.3    Substitute Awards.    Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares of Stock subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE 6

RESTRICTED STOCK AWARDS

        6.1    Grant of Restricted Stock.    The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the shares of Stock to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

        6.2    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

        6.3    Repurchase or Forfeiture of Restricted Stock.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, (a) if no price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Participant's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (b) if a price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Award Agreement.

        6.4    Certificates or Book Entries for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. Certificates or book entries evidencing shares of Restricted Stock must bear an appropriate legend or notation referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

ARTICLE 7

STOCK APPRECIATION RIGHTS

        7.1    Grant of Stock Appreciation Rights.

        A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

        7.2    Stock Appreciation Rights.

          (a)   A Stock Appreciation Right shall have a term set by the Committee. A Stock Appreciation Right shall be exercisable in such installments as the Committee may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Committee may determine.

          (b)   A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose. Except as described in (c) below, the exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

          (c)   Notwithstanding the foregoing provisions of Section 7.2(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares of Stock subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Stock subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

        7.3    Payment and Limitations on Exercise.

          (a)   Payment of the amounts determined under Section 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement. To the extent payment for a Stock Appreciation Right is to be made in cash, the Award Agreements shall specify the date of payment which may be different than the date of exercise of the Stock Appreciation Right, to the extent necessary to comply with the requirements of Section 409A of the Code, as applicable. If the date of payment for a Stock Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant be entitled to earnings on such amount until paid.

          (b)   To the extent any payment under Section 7.2(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

        7.4    Manner of Exercise.    All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Committee, or his, her or its office, as applicable:

        A written notice complying with the applicable rules established by the Committee stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

        Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

        In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 7.4 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right

ARTICLE 8

OTHER TYPES OF AWARDS

        8.1    Performance Share Awards.    Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.2    Performance Stock Units.    Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.3    Dividend Equivalents.

          (a)   Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

          (b)   Unless otherwise determined by the Committee, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

          (c)   Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or SARs.

        8.4    Stock Payments.    Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares of Stock or the number of options or other rights to purchase shares of Stock subject to a Stock Payment shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

        8.5    Deferred Stock.    Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

        8.6    Restricted Stock Units.    The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.7(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

        8.7    Other Stock-Based Awards.    Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

        8.8    Performance Bonus Awards.    Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a "Performance Bonus Award") payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9..

        8.9    Term.    Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

        8.10    Exercise or Purchase Price.    The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of shares of Stock pursuant to an Award.

        8.11    Exercise Upon Termination of Service.    An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a Termination of Service or following a Change in Control of the Company, or because of the Participant's retirement, death or Disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

ARTICLE 9

PERFORMANCE-BASED AWARDS

        9.1    Purpose.    The purpose of this Article 9 is to provide the Committee with the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a

Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

        9.2    Applicability.    This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

        9.3    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

        9.4    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Qualified Performance-Based Compensation), a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

        9.5    Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

        10.1    Payment.    The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, (b) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (c) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate payments required, (d) delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (e) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

        10.2    Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld or surrendered with respect to the issuance, vesting, exercise or payment of any Award shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Committee shall determine the fair market value of the Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

        10.3    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        10.4    Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

        10.5    Limits on Transfer.    No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Participant's Termination of Service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities.

        10.6    Beneficiaries.    Notwithstanding Section 10.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        10.7    Stock Certificates; Book Entry Procedures.

          (a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book-entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends or notations on any Stock certificate or book-entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

          (b)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        10.8    Paperless Administration.    In the event that the Company establishes for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

        10.9    Forfeiture and Claw-Back Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:

          (a)   (i) Any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any shares of Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or (z) the Participant incurs a Termination of Service for Misconduct; and

          (b)   All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

        10.10    Prohibition on Repricing.    Subject to Article 11, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares of Stock. Subject to Article 11, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 10.10, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

 ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

        11.1    Adjustments.

          (a)   In the event that any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Stock (other than an Equity Restructuring) occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust (i) the number and type of shares which may be delivered under the Plan (including but not limited to adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including without limitation, any applicable performance targets or criteria with respect thereto); and (ii) the grant or exercise price per share and the number of shares of Stock covered by each Award.

          (b)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 11(a):

            (i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted so that the fair value of each such Award and the proportionate interest represented thereby immediately after the Equity Restructuring will equal the fair value of such Award and the proportionate interest represented thereby immediately prior to such Equity Restructuring. The adjustments provided under this Section 11(b)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

            (ii)   The Committee shall make such proportionate adjustments, if any, as it in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and 3.3).

          (c)   All adjustments under this Section 11 shall be made (i) in a manner that does not cause a modification to any Awards outstanding on the date of such adjustment within the meaning of Section 409A of the Code and the regulations or published guidance thereunder, (ii) with respect to any Award intended as Qualified Performance-Based Compensation consistent with the requirements of Section 162(m) of the Code; and (iii) with respect to any Incentive Stock Option consistent with the requirements of Section 424 of the Code.

          (d)   In the event of any transaction or event described in Section 11.1(a), an Equity Restructuring or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions:

            (i)    To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

            (ii)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

            (iii)  To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

            (v)   To provide that the Award cannot vest, be exercised or become payable after such event.

        11.2    Acceleration Upon a Change in Control.    Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company or any Subsidiary or affiliate and a Participant, if a Change in Control occurs and a Participant's Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine or the right to receive the consideration that stockholders of the Company would receive in connection with such Change in Control less any exercise price or base price for any Award. In the event that the terms of any agreement between the Company or any Subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

        11.3    No Other Rights.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

 ARTICLE 12

ADMINISTRATION

        12.1    Committee.    The administrator of the Plan shall be the Committee, which shall consist solely of two or more members of the Board each of whom is a Non-Employee Director, and with respect to awards that are intended to be Performance-Based Awards, an "outside director" within the meaning of Section 162(m) of the Code; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term "Committee" as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

        12.2    Action by the Committee.    A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or of any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or any Subsidiary to assist in the administration of the Plan.

        12.3    Authority of Committee.    Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

          (a)   Designate Participants to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Participant;

          (c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

        12.4    Decisions Binding.    The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

        12.5    Delegation of Authority.    To the extent permitted by and subject to the provisions of applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

        13.1    Restatement Effective Date.    This amendment and restatement of the Plan will be effective as of the date on which it is approved by the Company's stockholders (the "Restatement Effective Date").

        13.2    Expiration Date.    The Plan will expire on, and no Incentive Stock Option or other Award may be granted pursuant to the Plan after, the tenth anniversary of the date this amendment and restatement of the Plan is approved by the Board. Any Awards that are outstanding at the expiration of the Plan shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

        14.1    Amendment, Modification, And Termination.    With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) reduces the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or takes any action prohibited under Section 10.10, or (iii) cancels any Option or Stock Appreciation Right in exchange for cash or another Award when the

Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares of Stock.

        14.2    Awards Previously Granted.    No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

        15.1    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

        15.2    No Stockholders Rights.    Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

        15.3    No Right to Employment or Services.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

        15.4    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        15.5    Indemnification.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        15.6    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        15.7    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        15.8    Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        15.9    Fractional Shares.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding up or down as appropriate.

        15.10    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        15.11    Government and Other Regulations.    The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        15.12    Section 409A.    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

        15.13    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

0 14475 AEROVIRONMENT, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a stockholder of AeroVironment, Inc., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Timothy E. Conver and Jikun Kim, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the annual meeting of stockholders of the Company, to be held on September 29, 2011, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows: (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF AEROVIRONMENT, INC. September 29, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at http://investor.avinc.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Proposal 1. To elect the board of directors' nominee as director: Joseph F. Alibrandi Proposal 2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm: Proposal 3. Amendment and Restatement of AeroVironment's 2006 Equity Incentive Plan: Proposal 4. Advisory Vote on Executive Compensation: Proposal 5. Advisory Vote on Frequency of Executive Compensation Advisory Votes: The undersigned hereby revokes any other proxy to vote at the annual meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES. The undersigned acknowledges receipt of a copy of the notice of annual meeting and accompanying proxy statement dated August 22, 2011 relating to the annual meeting. FOR AGAINST ABSTAIN FOR THE NOMINEE: A VOTE FOR PROPOSALS 1, 2, 3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS: A VOTE FOR "3 YEARS" ON PROPOSAL 5 IS RECOMMENDED BY THE BOARD OF DIRECTORS: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 10030330400000001000 9 092911 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. 2 years 1 year ABSTAIN 3 years